Exhibt 99.1

                                                                  Execution Copy

                         VARIABLE FUNDING LOAN AGREEMENT

                                 [Three Pillars]

                          dated as of February 4, 2005

                                      among

                           THREE PILLARS FUNDING LLC,

                                   the Lender,

                              MID-STATE TRUST xiv,

                                  the Borrower,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                         the Custodian/Collateral Agent,

                         SUNTRUST CAPITAL MARKETS, INC.,

 as the Agent, the Administrative Trustee and SunTrust Bank, as a Bank Investor

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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

                                    ARTICLE 1
                                     GENERAL

Section 1.1.   Certain Defined Terms .........................................2
Section 1.2.   Other Terms ...................................................2
Section 1.3.   Computation of Time Periods ...................................2

                                    ARTICLE 2
                         AMOUNT AND TERMS OF COMMITMENT

Section 2.1.   Revolving Credit Facility .....................................3
Section 2.2.   Loan Requests .................................................3
Section 2.3.   Determination of Discount and Rate Periods ....................5
Section 2.4.   Payment of Principal, Interest and Other Amounts ..............7
Section 2.5.   Breach of Representation or Warranty ..........................8
Section 2.6.   Mandatory and Optional Prepayments ............................8
Section 2.7.   Proceeds ......................................................9
Section 2.8.   Pledged Accounts ..............................................9
Section 2.9.   Payments and Computations, Etc ...............................10
Section 2.10.  Reports ......................................................10
Section 2.11.  Sharing of Payments, Etc .....................................10
Section 2.12.  Right of Setoff ..............................................11
Section 2.13.  Assignment by Lender to Bank Investors .......................11
Section 2.14.  Downgrade of Bank Investor ...................................12
Section 2.15.  Non-Renewing Bank Investors ..................................14
Section 2.16.  Commitment Renewal Request ...................................15
Section 2.17.  Interest Rate Protection Agreements ..........................16

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

Section 3.1.   Representations and Warranties of the Borrower ...............16
Section 3.2.   Reaffirmation of Representations and Warranties
               by the Borrower ..............................................18

                                    ARTICLE 4
                              CONDITIONS PRECEDENT

Section 4.1.   Conditions to Effectiveness ..................................18
Section 4.2.   Conditions to Each Loan ......................................20

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                                    ARTICLE 5
                                    COVENANTS

Section 5.1.   Affirmative Covenants of Borrower ............................22
Section 5.2.   Negative Covenants of Borrower ...............................25

                                    ARTICLE 6
                EVENTS OF DEFAULT AND FACILITY TERMINATION EVENTS

Section 6.1.   Events of Default ............................................27
Section 6.2.   Facility Termination Events ..................................28
Section 6.3.   Remedies .....................................................29

                                    ARTICLE 7
                   INDEMNIFICATION; EXPENSES; RELATED MATTERS

Section 7.1.   Indemnities by the Borrower ..................................29
Section 7.2.   Indemnity for Taxes, Reserves and Expenses ...................31
Section 7.3.   Taxes ........................................................34
Section 7.4.   Other Costs and Expenses; Breakage Costs .....................37
Section 7.5.   Payment ......................................................38

                                    ARTICLE 8
                                  MISCELLANEOUS

Section 8.1.   Term of Agreement ............................................38
Section 8.2.   Waivers; Amendments ..........................................38
Section 8.3.   Notices ......................................................39
Section 8.4.   Governing Law; Submission to Jurisdiction; Integration .......41
Section 8.5.   Severability; Counterparts ...................................42
Section 8.6.   Successors and Assigns .......................................42
Section 8.7.   Waiver of Confidentiality ....................................43
Section 8.8.   Confidentiality Agreement ....................................44
Section 8.9.   Liability of Owner Trustee ...................................44
Section 8.10.  No Bankruptcy Petition Against the Lender ....................44
Section 8.11.  No Recourse Against Lender ...................................45
Section 8.12.  Assignment by Lender to Conduit Assignee .....................45
Section 8.13.  Assignment by Lender to Program Support Provider .............46

                                    ARTICLE 9
                                    THE AGENT

Section 9.1.   Appointment and Authorization of Agent .......................46
Section 9.2.   Delegation of Duties .........................................46
Section 9.3.   Liability of Agent ...........................................47
Section 9.4.   Reliance by Agent ............................................47
Section 9.5.   Notice of Potential Event of Default, Event of Default
               Facility, Termination Event or Servicer Default ..............48

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Section 9.6.   Credit Decision; Disclosure of Information by the Agent ......48
Section 9.7.   Indemnification of the Agent .................................49
Section 9.8.   Agent in Individual Capacity .................................49
Section 9.9.   Resignation of Agent .........................................49
Section 9.10.  Payments by the Agent ........................................50
Section 9.11.  Notification by Agent ........................................50

Exhibit A - Form of Variable Funding Note ..................................A-1
Exhibit B - Form of Borrowing Request ......................................B-1
Exhibit C - Form of Borrower's Counsel Opinion .............................C-1
Exhibit D - Form of Assignment and Assumption Agreement ....................D-1

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                         VARIABLE FUNDING LOAN AGREEMENT

                                 [THREE PILLARS]

        VARIABLE FUNDING LOAN AGREEMENT (this "Loan Agreement"), dated as of February 4, 2005, by and among THREE PILLARS FUNDING LLC, a Delaware limited liability company (together with its successors and assigns, the "Lender"), MID-STATE TRUST XIV, a Delaware statutory trust, as borrower (the "Borrower"), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as custodian and collateral agent (the "Collateral Agent") and SUNTRUST CAPITAL MARKETS, INC., a Tennessee corporation, as agent and administrative trustee (in such capacities, the "Agent" and "Administrative Trustee"), and SUNTRUST BANK, as a bank investor (in such capacity, a "Bank Investor").

                             PRELIMINARY STATEMENTS

        WHEREAS, the Borrower has been established pursuant to the Trust Agreement dated as of February 3, 2005, as amended or modified from time to time;

        WHEREAS, on the Closing Date, and from time to time pursuant to the Depositor Account Transfer Agreement, dated as of the date hereof, as amended or restated from time to time (the "DAT Agreement"), Jim Walter Homes, Inc. (the "Originator") and the Eligible Originators party thereto have agreed to convey certain Accounts to Mid-State Homes, Inc. (the "Depositor"), and the Depositor, pursuant to the Borrower Account Transfer Agreement dated as of the date hereof, as amended or restated from to time (the "BAT Agreement"), has agreed to convey certain Accounts to the Borrower;

        WHEREAS, pursuant to the Custodian/Collateral Agent Agreement, dated as of the date hereof (the "CCA Agreement"), and as collateral security for its obligations under this Loan Agreement and the Variable Funding Note, the Borrower has agreed to assign all Accounts purchased by it, all of its rights under the DAT Agreement, the BAT Agreement, the Master Servicing Agreement, the Back-up Servicing Agreement and the Subservicing Agreement, and all of its right, title, interest in and to certain bank accounts and certain other collateral, and to deliver any notes evidencing indebtedness and certain other documents related to the Accounts, to the Collateral Agent for the benefit of the Secured Parties and to take such other steps as set forth in the CCA Agreement to create and perfect a first lien in all such rights in favor of the Collateral Agent, for the benefit of the Secured Parties;

        WHEREAS, the Borrower has requested that the Lender and/or Bank Investors make Loans to the Borrower, from time to time, which will be secured by the Collateral described above and evidenced by a Variable Funding Note, the proceeds of which will be used to purchase the Accounts; and

        WHEREAS, subject to the terms and conditions set forth herein, the Bank Investors are willing to make the Loans to the Borrower:

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        NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                     GENERAL

        Section 1.1 Certain Defined Terms. Capitalized terms used in this Loan Agreement shall have the meanings given such terms in Annex A hereto, unless otherwise defined herein.

        Section 1.2 Other Terms. All terms defined directly or by incorporation herein shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Loan Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined herein, and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under, and shall be construed in accordance with, GAAP; (b) terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words "hereof", "herein" and "hereunder" and words of similar import refer to this Loan Agreement (or other document in which they are used) as a whole and not to any particular provision of this Loan Agreement (or such certificate or document); (e) references to any Section, Schedule, Annex or Exhibit are references to Sections, Schedules, Annexes and Exhibits in or to this Loan Agreement (or the certificate or other document in which the reference is made) and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term "including" means "including without limitation"; (g) references to any Law refer to that Law as amended from time to time and include any successor Law;
(h) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person's successors and permitted assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

        Section 1.3 Computation of Time Periods. Unless otherwise stated in this Loan Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

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                                    ARTICLE 2

                         AMOUNT AND TERMS OF COMMITMENT

        Section 2.1     Revolving Credit Facility.

                (a) Subject to the terms and conditions hereof, on the Closing Date, and thereafter from time to time until the Facility Termination Date, upon the request of the Borrower in accordance with Section 2.2 hereof, the Lender may, in its sole discretion, or the Bank Investors shall, make loans to the Borrower (each, a "Loan") from time to time as permitted by this Loan Agreement in an aggregate amount outstanding at any time not to exceed the Maximum Net Investment; provided, however, that in no event shall the Lender or any Bank Investor make any Loan if, after giving effect to such Loan, either (a) the Net Investment would exceed the Maximum Net Investment or (b) a Borrowing Base Deficiency would exist.

                (b) Variable Funding Note. The Loans shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A hereto (the "VFN" or "Variable Funding Note"), payable to the order of the Agent for the account of the Lender or Bank Investors, as applicable. The Agent shall record the date and amount of each Loan made and the date and amount of each payment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The VFN shall (a) be dated the date hereof, (b) be stated to mature on the Scheduled Termination Date, and (c) provide for the payment of principal, interest and fees in accordance with Section 2.4 and Section 2.6 hereof.

        Section 2.2     Loan Requests.

                (a) Notice. Prior to the Facility Termination Date, the Borrower may request Loans on any Business Day by delivering to the Agent irrevocable notice of each borrowing via facsimile in the form of Exhibit B hereto (a "Borrowing Request") by 12:00 Noon (New York City time) (i) on the related Determination Date with respect to Loans to be made on a Remittance Date, (ii) at least one (1) Business Day prior to the proposed Loan Date with respect to any Loan which is to be made on any other Loan Date and for which the related Borrowing Request specifies the CP Rate as the desired Rate Type and
(iii) at least three (3) Business Days prior to the proposed Loan Date with respect to any Loan which is to be made on any other Loan Date and for which the related Borrowing Request specifies either the Offshore Rate or the Base Rate as the desired Rate Type or for which such Borrowing Request is delivered when any Tranche accruing Discount at either such Rate Type has a Rate Period that has not yet then expired. The Borrowing Request shall specify (a) the proposed date for such Loan (the "Loan Date"); (b) the amount of the Loan requested, which shall be at least $1,000,000 (and integral multiples of $100,000 in excess thereof); provided; however, that from and after the Interest Rate Protection Date, the amount of each Loan shall be the greater of (i) $1,000,000 (and integral multiples of $100,000 in excess thereof) and (ii) the minimum amount, if any, required under the Interest Rate Protection Agreement; provided, that to the extent that the then available unused portion of the Maximum Net Investment is less than such amount, such lesser amount equal to such available unused portion of the Maximum Net Investment, (c) the desired Rate Period and Rate Type related thereto pursuant to Section 2.3 and (d) whether the request is to the Lender or the Bank Investors. Each Borrowing Request shall be irrevocable and binding on the Borrower

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and the Borrower shall indemnify the Lender, the Bank Investors and the Agent against any loss, cost or expense incurred by the Lender, any Bank Investor or the Agent, either directly or through any Program Support Agreement, as a result of any failure by the Borrower to complete such borrowing, including, without limitation, any loss, cost or expense incurred by the Lender, the Bank Investors or the Agent, either directly or through any Program Support Agreement, by reason of the liquidation or reemployment of funds acquired by the Lender, the Bank Investors, the Agent or the Program Support Provider (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for the Lender to fund such borrowing.

                (b) Lender Acceptance or Rejection. The Agent will promptly notify the Lender of the Agent's receipt of any Borrowing Request. If the Borrowing Request is received prior to the Lender Investment Termination Date, the Lender, in its sole discretion, shall instruct the Agent to accept or reject such Borrowing Request by notice given to the Borrower and the Agent by telephone or facsimile by no later than the close of business on the Business Day the Lender receives any such Borrowing Request.

                (c) Bank Investor's Commitment. At no time will the Lender have any obligation to fund a Loan. Subject to the conditions set forth herein, at all times on and after the Lender Investment Termination Date and prior to the Facility Termination Date, all Loans shall be made by the Bank Investors. At any time when the Lender has rejected a request for a Loan, the Agent shall so notify the Bank Investors and the Bank Investors shall make such Loan, on a pro rata basis, in accordance with their respective Pro Rata Shares. Notwithstanding anything contained in this Section 2.2(c) or elsewhere in this Loan Agreement to the contrary, no Bank Investor (including in its capacity as a Program Support Provider pursuant to the Program Support Agreement to which it is a party) shall be obligated to provide the Borrower with funds in connection with the Net Investment in an amount that would result in the portion of the Net Investment then funded by it exceeding the dollar amount of its Commitment then in effect. The obligation of each Bank Investor to remit its Pro Rata Share of any such Loan shall be several from that of each other Bank Investor, and the failure of any Bank Investor to so make such amount available to the Lender shall not relieve any other Bank Investor of its obligation hereunder.

                (d) Payment of Loans. On any Loan Date, the Lender or each Bank Investor, as the case may be, shall remit its share of the aggregate amount of such Loan (determined pursuant to Section 2.2(b) and (c) hereof) to the account of the Agent specified therefor from time to time by the Agent by notice to such Persons by wire transfer of same day funds. Following the Agent's receipt of funds from the Lender or Bank Investors as aforesaid, the Agent shall remit such funds received to the Borrower's account at the location indicated in
Section 8.3 by wire transfer of same day funds.

                (e) Defaulting Bank Investor. If, by 2:00 p.m. (New York City time) on any Loan Date, one or more Bank Investors (each, a "Defaulting Bank Investor", and each Bank Investor other than any Defaulting Bank Investor being referred to as a "Non-Defaulting Bank Investor") fails to make its Pro Rata Share of any Loan available to the Agent pursuant to Section 2.2(d) or any Assignment Amount payable by it pursuant to Section 2.13(a) (the aggregate amount not so made available to the Agent being herein called in either case the "Loan

                                      - 4 -
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Deficit"), then the Agent shall, by no later than 2:30 p.m. (New York City time) on the applicable Loan Date or the applicable Assignment Date, as the case may be, instruct each Non-Defaulting Bank Investor to pay, by no later than 3:00 p.m. (New York City time), in immediately available funds, to the account designated by the Agent, an amount equal to the lesser of (i) such Non-Defaulting Bank Investor's proportionate share (based upon the relative Commitments of the Non-Defaulting Bank Investors) of the Loan Deficit and (ii) its unused Commitment. A Defaulting Bank Investor shall forthwith, upon demand, pay to the Agent for the ratable benefit of the Non-Defaulting Bank Investors all amounts paid by each Non-Defaulting Bank Investor on behalf of such Defaulting Bank Investor, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Bank Investor until the date such Non-Defaulting Bank Investor has been paid such amounts in full, at a rate per annum equal to the sum of the Base Rate, plus 2.00% per annum. In addition, if, after giving effect to the provisions of the immediately preceding sentence, any Loan Deficit with respect to any Assignment Amount continues to exist, each such Defaulting Bank Investor shall pay interest to the Agent, for the account of the Lender, on such Defaulting Bank Investor's portion of such remaining Investment Deficit, at a rate per annum, equal to the sum of the Base Rate, plus 2.00% per annum, for each day from the applicable Assignment Date until the date such Defaulting Bank Investor shall pay its portion of such remaining Loan Deficit in full to the Lender.

        Section 2.3     Determination of Discount and Rate Periods.

                (a)     Tranches.


                        (i) The Net Investment shall be allocated to tranches (each a "Tranche") having Rate Periods and accruing Discount at the Rate Types specified and determined in accordance with this
                                Section 2.3. At any time, each Tranche shall have only one Rate Period and one Rate Type. In addition, at any time when the Net Investment is not divided into more than one portion, "Tranche" means 100% of the Net Investment.

                        (ii) The Borrower shall give the Agent irrevocable notice by telephone of each requested Rate Period and Rate Type by 12:00 Noon (New York City time) (i) at least one (1) Business Day prior to the requested Loan Date or the expiration of any then existing Rate Period, as applicable, with respect to any Loan or Tranche for which the Borrower specifies the CP Rate as the desired Rate Type and (ii) at least three
                                (3) Business Days prior to the requested Loan Date or the expiration of any then existing Rate Period, as applicable, with respect to any Loan or Tranche for which the Borrower specifies either the Offshore Rate or the Base Rate as the desired Rate Type or for which such notice is delivered when any Tranche accruing Discount at either such Rate Type has a Rate Period that has not yet then expired, provided, however, that the Agent may select, in its sole discretion, any such Rate Period or Rate Type if (i) the Borrower fails to provide such notice on a

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                                timely basis or (ii) the Agent determines, in
                                its sole reasonable discretion, that the Rate Period or Rate Type requested by the Borrower is unavailable or for any reason commercially undesirable to the Lender, the Agent, the Administrative Trustee or the Bank Investors.

                        (iii) The Lender confirms that its intention to allocate all or substantially all of the Net Investment held on its behalf to one or more Rate Periods with respect to which the Discount applicable thereto is calculated by reference to the CP Rate; provided that the Agent may determine, from time to time, in its sole discretion, that funding such Net Investment by means of one or more such Rate Periods or Rate Types is not possible or is not desirable for any reason.

                (b) Net Investment funded pursuant to Program Support Agreement. Each Rate Period applicable to any Tranche funded pursuant to a Program Support Agreement shall be a period, selected by the Agent, and Discount with respect thereto shall be calculated by reference to the Alternate Rate.

                (c)     Offshore Rate Protection; Illegality.

                        (i) If the Agent is unable to obtain on a timely basis the information necessary to determine the Offshore Rate for any proposed Rate Period, then

                        (A) the Agent shall forthwith notify the Lender or the Bank Investors, as applicable, and the Borrower that the Offshore Rate cannot be determined for such Rate Period, and

                        (B) while such circumstances exist, the Agent shall
                not allocate any Tranches with respect to Loans made during such period or reallocate any Tranches allocated to any then existing Rate Period ending during such period, to a Rate Period with respect to which Discount is calculated by reference to the Offshore Rate. Discount related to any such Tranches shall be calculated according to the Base Rate while such circumstances exist.

                        (ii) If, with respect to any outstanding Rate Period, the Lender or any of the Bank Investors on behalf of which the Agent holds any Tranche notifies the Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Tranche or that the Offshore Rate applicable to such Tranche will not adequately reflect the cost to the Person of funding or maintaining such Tranche for such Rate Period, then (A) the Agent shall forthwith so notify the Borrower, the Lender and the Bank Investors and (B) upon such notice and thereafter while such circumstances exist, the Agent shall not allocate any

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                                other Tranche with respect to Investments made
                                during such period or reallocate any Tranche allocated to any Rate Period ending during such period, to a Rate Period with respect to which Discount is calculated by reference to the Offshore Rate. Discount related to any such Tranches shall be calculated according to the Base Rate while such circumstances exist.

                        (iii) Notwithstanding any other provision of this Loan Agreement, if the Lender or any of the Bank Investors, as applicable, shall notify the Agent that such Person has determined (or has been notified by any Program Support Provider) that the introduction of or any change in or in the interpretation of any Law makes it unlawful (either for the Lender, such Bank Investor, or such Program Support Provider, as applicable), or any central bank or other Governmental Authority asserts that it is unlawful, for the Lender, such Bank Investor or such Program Support Provider, as applicable, to fund or maintain any Tranche accruing Discount calculated by reference to the Offshore Rate, then (A) as of the effective date of such notice from such Person to the Agent, the obligation or ability of the Lender or such Bank Investor, as applicable, to fund the making or maintenance of any Tranche accruing Discount calculated by reference to the Offshore Rate shall be suspended until such Person notifies the Agent that the circumstances causing such suspension no longer exist and (B) each Tranche made or maintained by such Person shall either (1) if such Person may lawfully continue to maintain such Tranche accruing Discount calculated by reference to the Offshore Rate until the last day of the applicable Rate Period, be reallocated on the last day of such Rate Period to another Rate Period and shall accrue Discount calculated by reference to the Base Rate or (2) if such Person shall determine that it may not lawfully continue to maintain such Tranche accruing Discount calculated by reference to the Offshore Rate until the end of the applicable Rate Period, such Person's share of such Tranche allocated to such Rate Period shall be deemed to accrue Discount at the Base Rate from the effective date of such notice until the end of such Rate Period.

        Section 2.4.    Payment of Principal, Interest and Other Amounts.

        The Borrower will duly and punctually pay or cause to be paid amounts due in respect of principal and interest on the VFN in accordance with the terms of this Loan Agreement, the Fee Letter, the VFN and the CCA Agreement. Without limiting the foregoing, the Borrower will cause to be delivered to the Collateral Agent all amounts on deposit in the Holding Account when and as required by the Master Servicing Agreement for application as provided in the CCA Agreement. The Borrower shall also pay or cause to be paid all other amounts payable by or on behalf of the Borrower pursuant to this Loan Agreement, the Fee Letter, the VFN and the CCA

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Agreement to the parties entitled thereto in accordance with the terms hereof and in the manner and order of priority provided in the CCA Agreement.

        Section 2.5. Breach of Representation or Warranty. If on any day any of the representations or warranties with respect to eligibility set forth in
Section 3.1(j) hereof was or becomes untrue with respect to an Account (whether on or after the date of the pledge thereof to the Collateral Agent, for the benefit of the Secured Parties), the Borrower shall be deemed to have received on such day a Collection of such Account in full and the Borrower shall on such day pay to the Master Servicer from funds other than actual Available Collections (other than actual Collections otherwise distributable to the Borrower under Section 4.1(d) of the CCA Agreement) an amount equal to the unpaid balance of such Account and such amount shall be allocated and applied by as a Collection in accordance with Article II of the Master Servicing Agreement and the CCA Agreement.

        Section 2.6.    Mandatory and Optional Prepayments.

                (a) On each Remittance Date following the Facility Termination Date, Available Collections shall be applied to reduce the Net Investment in accordance with Section 4.1(d)(vii) of the CCA Agreement.

                (b) Prior to the Facility Termination Date, upon the occurrence of a Borrowing Base Deficiency, the Borrower shall either: (i) within three (3) Business Days (the "Deficiency Cure Period") deliver or cause to be delivered additional Eligible Accounts to the Collateral Agent or deposit or cause to be deposited cash into the Principal Payment Account, in either case, in an amount (based, in the case of Eligible Accounts, on the lesser of the APB and AMV thereof on the date of delivery, as determined by the Agent) at least equal to such Borrowing Base Deficiency or (ii) in the event that the Borrowing Base Deficiency arises as a result of the determination of Market Value pursuant to clause (ii) of the definition thereof, at the Borrower's option either (A) follow the procedures set forth in clause (i) of this Section 2.6(b) or (B) may employ the procedures set forth in the definition of Market Value, and upon a final determination of Market Value as contemplated therein, to the extent that a Borrowing Base Deficiency still exists after using the final determination of Market Value, then, the Borrower shall follow the procedures set forth in clause
(i) of this Section 2.6(b); provided that in such event, the Deficiency Cure Period shall be fifteen (15) Business Days following the occurrence of a Borrowing Base Deficiency. Funds deposited in the Principal Payment Account shall be applied to the reduction of the Net Investment in the manner and subject to the priority of payments provided in Section 4.1(c) of the CCA Agreement. Any cash deposited by the Borrower pursuant to this Section 2.6(b) shall be made from funds other than Available Collections otherwise distributable to the Borrower pursuant to Section 4.1(d) of the CCA Agreement, which may be used by the Borrower for such purpose.

                (c) The Borrower shall have the right on any date, upon written notice to the Agent not later than two (2) Business Days prior to such date, to deposit into the Principal Payment Account prepayments of principal on the VFN. Any such prepayment (i) shall be at least $1,000,000 and integral multiples of $100,000 in excess thereof and (ii) shall be made from funds other than Available Collections, except for Available Collections otherwise distributable to the Borrower pursuant to Section 4.1(d) of the CCA Agreement, which may be used by the Borrower for such purpose.

                (d) The Agent agrees that amounts paid to the Agent from amounts deposited in the Principal Payment Account pursuant to the provisions of the CCA Agreement shall be applied to repay: (i) maturing Tranches, Related Liquidity Draw or Related Credit Support Disbursements as they mature or (ii) upon the Borrower's request, with the approval of the Agent, in its sole discretion (except with respect to amounts deposited prior to the Facility Termination Date pursuant to Section 2.6(c) hereof as to which no such approval shall be required), any other Tranche; provided that the Borrower shall pay any costs incurred in connection with such repayment in accordance with Section 7.4(b) and (c) hereof. The Net Investment shall be reduced by any amounts withdrawn and paid to or at the direction of the Agent from the Principal Payment Account.

                (e) The entire principal balance of the VFN shall be due and payable on the Stated Maturity Date together with all accrued and unpaid interest thereon.

        Section 2.7. Proceeds. The proceeds of the Loans shall be used by the Borrower solely to purchase Accounts and to pay other amounts expressly permitted under the terms and conditions of the Operative Documents.

        Section 2.8.    Pledged Accounts.

                (a) The Collateral Agent shall establish, on or prior to the Closing Date, an Eligible Bank Account (No. 1076026223) at the Collateral Agent in the name of the Collateral Agent (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.

                (b) The Collateral Agent shall establish, on or prior to the Closing Date, an Eligible Bank Account (No. 1076026232) at the Collateral Agent in the name of the Collateral Agent (the "Reserve Account") bearing a designation clearly indicating that the funds deposited therein are for the benefit of the Secured Parties.

                (c) The Collateral Agent shall establish, on or prior to the Closing Day, an Eligible Bank Account (No. 1076026296) at the Collateral Agent in the name of the Collateral Agent (the "Holding Account") bearing a designation clearly indicating that the funds deposited therein are for the benefit of the Secured Parties.

                (d) The Collateral Agent shall establish, on or prior to the Closing Date, an Eligible Bank Account (No. 1076026303) at the Agent in the name of the Lender (the "Principal Payment Account") bearing a designation clearly indicating that the funds deposited therein are for the benefit of the Secured Parties.

                (e) If at any time the Collection Account, the Reserve Account, the Principal Payment Account or the Holding Account shall no longer be an Eligible Bank Account, then the Borrower shall, within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which the Controlling Party shall consent), cause such account and the funds on deposit therein to be moved so that such account shall be an Eligible Bank Account. The

Borrower shall immediately notify the Agent of the new location and account number of such account. For purposes of this Loan Agreement, the term "Eligible Bank Account" shall mean, if such bank account does not meet the requirements of paragraphs (a) and (b) of such definition, a bank account otherwise acceptable to the Controlling Party.

        Section 2.9.    Payments and Computations, Etc.

                (a) On the second Business Day preceding a Determination Date relating to a Loan Date, the Borrower shall request from the Agent, and the Agent shall provide to the Borrower, the Market Discount Rate applicable to the related Loan Date. On any other date on which the Agent requests the Borrower to determine the Market Value of the Eligible Accounts, the Agent shall provide the Market Discount Rate applicable to such date to the Borrower. On each Determination Date, the Borrower shall calculate and deliver to the Agent the APB, AMV and the Borrowing Base (each, a "Borrowing Base Report"), using in the case of the AMV, the Market Discount Rate supplied by the Agent. Neither the Lender, any Bank Investor nor the Agent shall be bound by any calculation of the APB, the AMV or the Borrowing Base by the Borrower.

                (b) All amounts to be paid or deposited by the Borrower hereunder or under the CCA Agreement shall be paid or deposited in accordance with the terms hereof or thereof no later than 11:00 a.m. (New York City time) on the day when due in immediately available funds, payable to the Agent, on behalf of the Lender or the Bank Investors, as applicable. Such payment shall be paid or deposited in the account indicated under the heading "Payment Information" in Section 8.3, until otherwise notified by the Agent. The Borrower shall, to the extent permitted by Law, pay to the Agent, for the benefit of the Lender or Bank Investors, as applicable, upon demand, interest on all amounts not paid or deposited when due hereunder ("Default Interest") at a rate equal to 2.00% per annum, plus the Base Rate (the "Default Rate"). Default Interest shall be paid in accordance with Section 4.1(d) of the CCA Agreement. All computations of Discount and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Agent of amounts payable by the Borrower hereunder shall be binding upon the Borrower absent manifest error.

        Section 2.10. Reports. On each Determination Date, the Borrower shall cause the Master Servicer to provide to the Agent (a) the Master Servicing Certificate for the related Collection Period, (b) a Schedule of Accounts with respect to all Accounts owned by the Borrower and (c) such other information as the Agent may reasonably request.

        Section 2.11. Sharing of Payments, Etc. If the Lender or any Bank Investor (for purposes of this Section only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the portion of the Net Investment funded or maintained by it (other than pursuant to the Fee Letter, Section 2.15(b) or Article VII and other than as a result of the differences in the timing of the applications of Available Collections) in excess of its ratable share of payments on account of the Net Investment obtained by the Recipient entitled thereto, such Recipient shall forthwith purchase from the Lender or Bank Investors entitled to a share of such amount participations in the portions of the Net Investment funded or maintained by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

        Section 2.12. Right of Setoff. Without in any way limiting the provisions of Section 2.11, each of the Agent, the Lender and each Bank Investor is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Facility Termination Date due to the occurrence of an Event of Default or Facility Termination Event or during the continuance of a Potential Event of Default, Event of Default, Potential Facility Termination Event or Facility Termination Event to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Agent, the Lender or such Bank Investor to, or for the account of, the Borrower. The Agent shall cause any amounts so set-off to be deposited in the Collection Account, for application by the Collateral Agent in accordance with Section 4.1(d) of the CCA Agreement.

        Section 2.13.   Assignment by Lender to Bank Investors.

                (a) Assignment Amounts. At any time on or prior to the Scheduled Termination Date, if the Administrative Trustee on behalf of the Lender so elects, by written notice to the Agent, the Borrower hereby irrevocably requests and directs that the Lender assign, and the Lender does hereby assign, effective on the Assignment Date referred to below, all or such portions as may be elected by the Lender of its interest in the Net Investment at such time to the Bank Investors pursuant to this Section 2.13 and the Borrower hereby agrees to pay the amounts described in this Section 2.13; provided, however, that unless such assignment is an assignment of all of the Lender's interest in the Net Investment in whole on or after the Lender Investment Termination Date, no such assignment shall take place pursuant to this Section 2.13 if a Borrowing Base Deficiency shall then exist; and provided, further, that no such assignment shall take place pursuant to this Section 2.13 at a time when an Event of Bankruptcy with respect to the Lender exists. No further documentation or action on the part of the Lender or the Borrower shall be required to exercise the rights set forth in the immediately preceding sentence, other than the giving of the notice by the Administrative Trustee on behalf of the Lender referred to in such sentence and the delivery by the Agent of a copy of such notice to each Bank Investor (the date of the receipt by the Agent of any such notice being the "Assignment Date"). Each Bank Investor hereby agrees, unconditionally and irrevocably and under all circumstances, without setoff, counterclaim or defense of any kind, to pay the full amount of its Assignment Amount on such Assignment Date to the Lender in immediately available funds to an account designated by the Agent. Upon payment of its Assignment Amount, each Bank Investor shall acquire an interest in the Net Investment equal to its pro rata share (based on the outstanding portions of the Net Investment funded by it). Upon any assignment in whole by the Lender to the Bank Investors on or after the Lender Investment Termination Date as contemplated hereunder, the Lender shall cease to make any additional Loans hereunder. At all times prior to the Lender

Investment Termination Date, nothing herein shall prevent the Lender from making a subsequent Loan hereunder, in its sole discretion, following any assignment pursuant to this Section 2.13 or from making more than one assignment pursuant to this Section 2.13.

                (b) Bank Investor's Obligation to Pay Certain Amounts; Additional Assignment Amount. The Bank Investors shall pay to the Agent, in accordance with their Pro Rata Shares, for the account of the Lender, in connection with any assignment by the Lender to the Bank Investors pursuant to this Section 2.13 an aggregate amount equal to all Discount to accrue through the end of each outstanding Rate Period to the extent attributable to the portion of the Net Investment so assigned to the Bank Investors (as determined immediately prior to giving effect to such assignment), plus all other Aggregate Unpaids (other than the Net Investment and other than any Discount not described above). Such amounts shall be additional consideration for the interests assigned to the Bank Investors and the amount of the "Net Investment" hereunder held by the Bank Investors shall be increased by an amount equal to the additional amount so paid by the Bank Investors.

                (c) Administration of Agreement after Assignment from Lender to Bank Investors following the Lender Investment Termination Date. After any assignment in whole by the Lender to the Bank Investors pursuant to this Section
2.13 at any time on or after the Lender Investment Termination Date (and the payment of all amounts owing to the Lender in connection therewith), all rights of the Administrative Trustee set forth herein shall be given to the Agent on behalf of the Bank Investors instead of the Administrative Trustee.

                (d) Recovery of Net Investment. In the event that the aggregate of the Assignment Amounts paid by the Bank Investors pursuant to this
Section 2.13 on any Assignment Date occurring on or after the Lender Investment Termination Date is less than the Net Investment of the Lender on such Assignment Date, then to the extent of amounts received by the Agent in respect of the Net Investment in accordance with Section 4.1(d) of the CCA Agreement exceed the aggregate of the unrecovered Assignment Amounts and Net Investment funded by the Bank Investors, such excess shall be remitted by the Agent to the Lender rather than to such Bank Investors.

        Section 2.14.   Downgrade of Bank Investor.

                (a) Downgrades Generally. If at any time on or prior to the Scheduled Termination Date, the short term debt rating of any Bank Investor shall be "A-1" or "P-1" from S&P or Moody's, respectively, with negative credit implications, such Bank Investor, upon request of the Agent, shall, within thirty (30) days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-1" or "P-1" from S&P or Moody's, respectively, and which shall not be so rated with negative credit implications and which is acceptable to the Lender, the Agent and the Borrower (in the Borrower's case, in its reasonable discretion)). If the short term debt rating of an Bank Investor shall be "A-2" or "P-2", or lower, from S&P or Moody's, respectively (or such rating shall have been withdrawn by S&P or Moody's), such Bank Investor, upon request of the Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-1" or "P-1", from S&P or Moody's, respectively, and which shall not be so rated with negative credit implications and which is acceptable to the Lender, the Agent and the Borrower (in the Borrower's case, in its reasonable discretion)). In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above (in either such case, the "Required Downgrade Assignment Period"), the Administrative Trustee on behalf of the Lender shall have the right to require such Bank Investor to pay upon one (1) Business Day's notice at any time after the Required Downgrade Assignment Period (and each such Bank Investor hereby agrees in such event to pay within such time) to the Agent an amount equal to such Bank Investor's unused Commitment (a "Downgrade Draw") for deposit by the Agent into an account, in the name of the Agent (a "Downgrade Collateral Account"), which shall be in satisfaction of such Bank Investor's obligations to make Loans and to pay its Assignment Amount upon an assignment from the Lender in accordance with Section 2.13; provided, however, that if, during the Required Downgrade Assignment Period, such Bank Investor delivers a written notice to the Agent of its intent to deliver a direct pay irrevocable letter of credit pursuant to this proviso in lieu of the payment required to fund the Downgrade Draw, then such Bank Investor will not be required to fund such Downgrade Draw. If any Bank Investor gives the Agent such notice, then such Bank Investor shall, within one (1) Business Day after the Required Downgrade Assignment Period, deliver to the Agent a direct pay irrevocable letter of credit in favor of the Agent in an amount equal to the unused portion of such Bank Investor's Commitment, which letter of credit shall be issued through an United States office of a bank or other financial institution (i) whose short-term debt ratings by S&P and Moody's are at least equal to the ratings assigned by such statistical rating organization to the Commercial Paper and (ii) that is acceptable to the Lender and the Agent. Such letter of credit shall provide that the Agent may draw thereon for payment of any Loan or Assignment Amount payable by such Bank Investor which is not paid hereunder when required, shall expire no earlier than the Scheduled Termination Date and shall otherwise be in form and substance acceptable to the Agent.

                (b) Application of Funds in Downgrade Collateral Account. If any Bank Investor shall be required pursuant to Section 2.14(a) to fund a Downgrade Draw, then the Agent shall apply the monies in the Downgrade Collateral Account applicable to such Bank Investor's Pro Rata Share of Loans required to be made by the Bank Investors, to any Assignment Amount payable by such Bank Investor pursuant to Section 2.13 and to any purchase price payable by such Bank Investor pursuant to Section 2.15(b) at the times, in the manner and subject to the conditions precedent set forth in this Loan Agreement. The deposit of monies in such Downgrade Collateral Account by any Bank Investor shall not constitute a Loan or the payment of any Assignment Amount (and such Bank Investor shall not be entitled to interest on such monies except as provided below in this Section 2.14, unless and until (and then only to the extent that) such monies are used to fund Investments or to pay any Assignment Amount or purchase price pursuant to Section 2.15(b) pursuant to the first sentence of this Section 2.14. The amount on deposit in such Downgrade Collateral Account shall be invested by the Agent in Eligible Investments and such Eligible Investments shall be selected by the Agent in its sole discretion. The Agent shall remit to such Bank Investor, on the last Business Day of each month, the income actually received thereon. Unless required to be released as provided below in this subsection, Available Collections received by the Agent in respect of such Bank Investor's portion of the Net Investment shall be deposited in the Downgrade Collateral Account for such Bank Investor. Amounts on deposit in such Downgrade Collateral Account shall be released to such Bank Investor (or the stated amount of the letter of credit delivered by such Bank Investor pursuant to subsection (a) above may be reduced) within one (1) Business Day after each Remittance Date following the Facility Termination Date to the extent that, after giving effect to the distributions made and received by the Lender or Bank Investors on such Remittance Date, the amount on deposit in such Downgrade Collateral Account would exceed such Bank Investor's Pro Rata Share (determined as of the day prior to the Facility Termination Date) of the sum of all Tranches then funded by the Lender, plus the Interest Component. All amounts remaining in such Downgrade Collateral Account shall be released to such Bank Investor no later than the Business Day immediately following the earliest of
(i) the effective date of any replacement of such Bank Investor or removal of such Bank Investor as a party to this Loan Agreement, (ii) the date on which such Bank Investor shall furnish the Agent with confirmation that such Bank Investor shall have short-term debt ratings of at least "A-1" or "P-1" from S&P and Moody's, respectively, without negative credit implications, and (iii) the Scheduled Termination Date (or if earlier, the Scheduled Termination Date in effect prior to any renewal pursuant to Section 2.15 to which such Bank Investor does not consent, but only after giving effect to any required purchase pursuant to Section 2.15(b)). Nothing in this Section 2.14 shall affect or diminish in any way any such downgraded Bank Investor's Commitment to the Borrower or the Lender or such downgraded Bank Investor's other obligations and liabilities hereunder and under the other Operative Documents.

                (c) Program Support Agreement Downgrade Provisions. Notwithstanding the other provisions of this Section 2.14, a Bank Investor shall not be required to make a Downgrade Draw (or provide for the issuance of a letter of credit in lieu thereof) pursuant to Section 2.14(a) at a time when such Bank Investor has a downgrade collateral account (or letter of credit in lieu thereof) established pursuant to the Program Support Agreement to which it is a party in an amount at least equal to its Commitment, and the Agent may apply monies in such downgrade collateral account in the manner described in
Section 2.15(b) as if such downgrade collateral account were a Downgrade Collateral Account.

        Section 2.15.   Non-Renewing Bank Investors.

                (a) If at any time the Borrower requests that the Bank Investors renew their Commitments hereunder and some but less than all the Bank Investors consent to such renewal within thirty (30) days of the Borrower's request, but in any event, no later than twenty (20) days prior to the then current Scheduled Termination Date, the Borrower may arrange for an assignment to one or more financial institutions of all the rights and obligations hereunder of each such non-consenting Bank Investor in accordance with Section
8.6. Any such assignment shall become effective on the then-current Scheduled Termination Date. Each Bank Investor which does not so consent to any renewal shall cooperate fully with the Borrower in effectuating any such assignment. If none or less than all the Commitments of the non-renewing Bank Investors are so assigned as provided above the Agent shall so notify the Borrower, and the Borrower shall notify the Agent if it desires to extend the then current Scheduled Termination Date. In the event the Borrower and the Agent each elects to extend the then current Scheduled Termination Date, (i) the extended Scheduled Termination Date shall be effective with respect to the renewing Bank Investors, (ii) the Facility Limit shall automatically be reduced to an amount (rounded up to the nearest $1,000) equal to the excess of the Facility Limit then in effect over the lesser of (A) the aggregate of the Commitments of all non-renewing Bank Investors and (B) the product of (x) the Facility Limit, minus the Net Investment, multiplied by (y) 1.02, and (iii) this

Loan Agreement and the Commitments of the renewing Bank Investors shall remain in effect in accordance with their terms notwithstanding the expiration of the Commitments of the non-renewing Bank Investors.

                (b) If at any time the Borrower requests that the Bank Investors extend the Scheduled Termination Date hereunder and some but less than all the Bank Investors consent to such extension within thirty (30) days after the Borrower's request (but in any event, no later than twenty (20) days prior to the then Scheduled Termination Date), and if none or less than all the Commitments of the non-renewing Bank Investors are assigned as provided in
Section 2.15 and the Borrower and the Agent each has elected to extend the then current Scheduled Termination Date, then (without limiting the obligations of all the Bank Investors to make Loans and pay any Assignment Amount prior to the Scheduled Termination Date in accordance with the terms hereof) the Lender may sell an interest in the Net Investment hereunder for an aggregate purchase price equal to the lesser of (i) the maximum aggregate Assignment Amounts which would be payable if the Lender assigned its entire interest in the Net Investment at that time under Section 2.13, and (ii) the aggregate available Commitments of the non-renewing Bank Investors, which purchase price shall be paid solely by the non-renewing Bank Investors, pro rata according to their respective Commitments. Following the payment of such purchase price, (i) the extended Scheduled Termination Date shall be effective with respect to the renewing Bank Investors, (ii) the Facility Limit shall automatically be reduced by the aggregate of the Commitments of all non-renewing Bank Investors, and (iii) this Loan Agreement and the Commitments of the renewing Bank Investors shall remain in effect in accordance with their terms notwithstanding the expiration of the Commitments of the non-renewing Bank Investors. Prior to the Facility Termination Date, all amounts which, under Section 4.1 of the CCA Agreement are to be paid to the Agent and applied in reduction of the Net Investment, up to the aggregate Net Investment sold to the non-renewing Bank Investors as described above in this subsection, shall be distributed to the non-renewing Bank Investors ratably according to the aggregate Net Investment held by them, in reduction of their respective portions of Net Investment. On and after the Facility Termination Date, each non-renewing Bank Investor shall be entitled to receive distributions as provided in Section 4.1 of the CCA Agreement based on its pro rata share of the Net Investment. When (after the expiration of the Commitments of the non-renewing Bank Investors) the aggregate of the Net Investment described above in this subsection shall have been reduced to zero and all accrued Discount allocable thereto and all other Aggregate Unpaids owing to such Bank Investors shall have been paid to such Bank Investors in full, then such Bank Investors shall cease to be parties to this Loan Agreement for any purpose.

        Section 2.16.   Commitment Renewal Request.

        Except in the case of an early renewal as agreed upon by the Borrower and the Agent, the Borrower may, not earlier than one hundred twenty (120) days or later than sixty (60) days prior to the Scheduled Termination Date, request that the Bank Investors renew their Commitments hereunder, provided that no such renewal may be requested if it would cause the Scheduled Termination Date to be later than 364 days after the then-current Scheduled Termination Date (or, if the 364th day is not a Business Day, the immediately preceding Business Day) or such fewer number of days as the Agent shall specify by notice to the Borrower. Each Bank Investor shall notify the Borrower as to whether it consents to such renewal within thirty (30) days of the

Scheduled Termination Date, and the failure of any Bank Investor to so notify the Borrower shall be deemed to mean that such Bank Investor does not consent to such renewal.

        Section 2.17.   Interest Rate Protection Agreements.

        Borrower agrees that (i) from and after the occurrence of an Interest Rate Protection Date, it shall provide to the Agent for the benefit of the Lender and the Bank Investors promptly, and in any event not later than three
(3) Business Days after such Interest Rate Protection Date, an Interest Rate Protection Agreement and (ii) prior to the execution of any Interest Rate Protection Agreement at any other time, it shall provide a copy of the proposed Interest Rate Protection Agreement to the Agent for approval. Any such Interest Rate Protection Agreement shall be provided and maintained at the Borrower's sole cost and expense from funds other than Collections.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

        Section 3.1. Representations and Warranties of the Borrower. The Borrower represents and warrants to each of the Secured Parties on the Closing Date and each Loan Date that:

                (a) Existence and Standing. The Borrower (i) is a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, (ii) has all power and all material governmental licenses, authorizations, consents, and approvals required to carry on its business in each jurisdiction in which its business is now conducted, and (iii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where the conduct of its business requires such qualification.

                (b) Authorization and Contravention. The execution, delivery, and performance by the Borrower of this Loan Agreement, the VFN, and the other Operative Documents to which the Borrower is a party are within the Borrower's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any Governmental Authority, and do not contravene, or constitute a default under, any provision of applicable law or regulation or any other Operative Document to which the Borrower is a party, or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower, or result in the creation or imposition of any lien on assets of the Borrower.

                (c) Binding Effect. This Loan Agreement and the VFN constitute the legal, valid, and binding obligations of the Borrower, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the rights of creditors.

                (d) Perfection. At all times, the Borrower shall be the owner of all of the Collateral, free and clear of all liens, encumbrances, security interests, preferences, or other security arrangement of any kind or nature whatsoever (other than those created or permitted by the Operative Documents), and all mortgages, financing statements, and other documents required to be recorded or filed in order to perfect and protect the Collateral against all creditors of and purchasers from the Borrower will have been duly and timely filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

                (e) Good Title. At all times, the Collateral Agent, for the benefit of the Secured Parties, shall have a valid and perfected first-priority security interest in the Collateral free and clear of any Adverse Claim, other than any Claims made through the Collateral Agent or the Secured Parties.

                (f) Accuracy of Information. All information heretofore furnished by the Borrower or any Affiliate of the Borrower (including, without limitation, any information delivered pursuant to Sections 2.10 and 5.1 hereof) to the Lender, any Bank Investor, the Agent or the Administrative Trustee for purposes of or in connection with this Loan Agreement or any transactions contemplated hereby is, and all such information hereafter furnished by the Borrower to the Lender, any Bank Investor, the Agent or the Administrative Trustee will be, true and accurate in every material respect on the date such information is stated or certified.

                (g) Tax Status. The Borrower has timely filed all tax returns (federal, state, and local) required to be filed and has timely paid or made adequate provision for the payment of all taxes, assessments, and other governmental charges.

                (h) Use of Proceeds. The proceeds of the Loans will be used solely to purchase Accounts and to pay other amounts expressly permitted under the terms and conditions of the Operative Documents.

                (i) Place of Business. The chief place of business of the Borrower is located at the address of the Borrower indicated in Section 8.3 hereof and all of the Borrower's Records are kept at the offices of the Collateral Agent.

                (j) Nature of Accounts. Each Account to be purchased with the proceeds of a Loan is an Eligible Account and an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended.

                (k) No Event of Default or Facility Termination Event. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Facility Termination Event or, to the knowledge of the Borrower, a Potential Event of Default or Potential Facility Termination Event.

                (l) Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                (m) ERISA. The Borrower is in compliance in all material respects with ERISA and no lien in favor of the Pension Benefit Guaranty Corporation on any of the Accounts exists.

                (n) Beneficial Ownership. The Depositor holds a 100% beneficial ownership in the Borrower.

                (o) Debt for Tax. The Borrower will treat the Loans as indebtedness for federal income tax purposes.

                (p) Unacceptable Investment. The Borrower has no knowledge of any material circumstance or condition with respect to the Accounts, the Obligors, or the credit standing of the Obligors that could reasonably be expected to cause an Account to be an unacceptable investment or adversely affect the value of any Account.

                (q) Action, Error, Omission, Etc. To the knowledge of the Borrower, no material action, error, omission, misrepresentation, negligence, fraud, or similar occurrence with respect to an Account has taken place on the part of any Person, including, without limitation, any Obligor, the Depositor, the Originator or any Eligible Originator, any appraiser, any builder, or developer, or any other party involved in the origination of the Accounts or in the application of insurance in relation to such Accounts.

                (r) No Litigation. There are no actions, suits, or proceedings pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Affiliate of the Borrower or their respective properties, in or before any court, arbitrator, or other body which question the validity of this Loan Agreement or the transactions contemplated herein, or which could be reasonably expected to have a materially adverse effect on the financial condition of the Borrower or its ability to perform its obligations under this Loan Agreement.

                (s) Monthly Payments. All Monthly Payments (net of the Fees withdrawn pursuant to Section 2.15 of the Master Servicing Agreement) on the Accounts to be purchased with the proceeds of a Loan due after the applicable Cut-Off Date and received more than three (3) Business Days prior to the Loan Date, plus the proceeds of each Full Prepayment of any such Account (including any related payment of interest) received by the Master Servicer after the Cut-Off Date but more than three (3) Business Days prior to the Loan Date, will have been deposited in the Holding Account in accordance with Section 2.7 of the Master Servicing Agreement.

                Any document, instrument, certificate or notice delivered to the Agent or the Administrative Trustee under this Loan Agreement shall be deemed a representation and warranty by the Borrower.

        Section 3.2. Reaffirmation of Representations and Warranties by the Borrower. On each day that a Loan is made hereunder, the Borrower, by accepting the proceeds of such Loan, shall be deemed to have certified that all representations and warranties described in Section 3.1 are true and correct on and as of such day as though made on and as of such day.

                                    ARTICLE 4

                              CONDITIONS PRECEDENT

        Section 4.1. Conditions to Effectiveness. On or prior to the Closing Date, the Agent shall have received the following documents, instruments, and fees, all of which shall be in a form and substance acceptable to each of them, or the following actions shall have occurred:

                (a) the Agent shall have received a Good Standing Certificate for (i) the Borrower issued by the Secretary of State of Delaware;
(ii) the Depositor issued by the Secretary of State of Florida; (iii) the Originator, issued by the Secretary of State of Florida; and (iv) each Eligible Originator, issued by the Secretary of State of each respective jurisdiction of incorporation, the certificates of qualification in all foreign jurisdictions where such qualification is material to the transactions contemplated by this Loan Agreement or the other Operative Documents;

                (b) the Agent shall have received an Opinion of Counsel of special counsel to the Borrower, covering the matters set forth in Exhibit C hereto;

                (c) (i) the Agent shall have received this Loan Agreement, the BAT Agreement, the DAT Agreement, the Master Servicing Agreement, the Back-up Servicing Agreement, the Subservicing Agreement and the CCA Agreement, duly executed by the parties thereto and a certified copy of the Trust Agreement duly executed by the Depositor, as Grantor, and the Owner Trustee and (ii) the Agent shall have received the VFN, duly executed by the Borrower;

                (d) (i) the Agent shall have received the Fee Letter duly executed by the parties thereto; and (ii) the Borrower shall have paid or caused to be paid to the Agent all amounts to be paid on the Closing Date pursuant to the Fee Letter;

                (e) a certificate of the secretary or assistant secretary of each of the Borrower, Depositor, each Eligible Originator and Originator certifying and (in the case of clauses (i) through (iii)) attaching as exhibits thereto, among other things:

                        (i) the articles of incorporation of such entity (certified by the Secretary of State or other similar official of the such entity's jurisdiction of incorporation or organization, as applicable, as of a recent date);

                        (ii)    the by-laws of such entity;

                        (iii) resolutions of the board of directors or other governing body of such entity authorizing the execution, delivery and performance by it of each Operative Document to be delivered by it hereunder or thereunder and all other documents evidencing necessary corporate action (including shareholder consents) and government approvals, if any; and

                        (iv) the incumbency, authority and signature of each officer of such entity executing the Operative Documents or any certificates or other documents delivered hereunder or thereunder on behalf of it;

                (f) the Agent shall have received an Opinion of Counsel to the Originator, Eligible Originators and the Depositor (i) addressing the true sale of the Accounts (A) from the Originator and each Eligible Originator to the Depositor and (B) from the Depositor to the Borrower and (ii) to the effect that, in the event of the insolvency of the Originator, any Eligible

Originator or the Depositor, the Borrower would not be substantively consolidated with any such Person for purposes of the Bankruptcy Code;

                (g) the Agent shall have received lien searches in the State of Florida with respect to the Originator and the Depositor, the State of its incorporation with respect to any Eligible Originator, and in the State of Delaware with respect to the Borrower, in form and substance satisfactory to the Agent;

                (h) the Agent shall have received an opinion of counsel to the Collateral Agent, in form and substance satisfactory to the Agent;

                (i) all amounts, fees and expenses required to be paid on or prior to the Closing Date pursuant to the Fee Letter (to the extent not covered pursuant to clause (d) of this Section 4.1) and Section 7.4 hereof;

                (j) the Agent shall have received (i) financing statements on Form UCC-3 terminating all existing security interests in the Collateral and
(ii) financing statements on Form UCC-1 (A) naming each of the Originator and Eligible Originator as Debtor/Seller and the Depositor as Secured Party/Purchaser; (B) naming the Depositor as Debtor/Seller and the Borrower as Secured Party/Purchaser; and (C) naming the Borrower as Debtor and the Collateral Agent as Secured Party; and

                (k) the Agent shall have received such other approvals, documents, instruments, certificates and opinions as it shall reasonably request.

        Section 4.2. Conditions to Each Loan. No Loan shall be made hereunder, and the Bank Investors shall have no obligation to make any Loan, unless the following conditions have been satisfied:

                (a) the Agent shall have received an Officers' Certificate from the Borrower stating that:

                        (i) no Event of Default, Potential Event of Default, Potential Facility Termination Event or Facility Termination Event shall have occurred and the Loan to be made on such date will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under any of the Operative Documents to which the Borrower is a party, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Borrower is a party or by which it is bound, or any order of any Governmental Authority entered in any proceeding to which the Borrower is a party or by which it may be bound or to which it may be subject, and all conditions precedent provided in this Loan Agreement relating to the Loan to be made on such date have been complied with;

                        (ii) the Borrower is the owner of and has good title to each Account, has not assigned any interest or participation in any such Account

                                (or, if any such interest or participation has been assigned, it has been released) and has the right to Grant each such Account to the Collateral Agent, and no other Person has any lien on, security interest in or other rights to any such Account;

                        (iii) the Borrower has Granted to the Collateral Agent all of its right, title, and interest in and to each Account Granted to the Collateral Agent by it to secure the VFN and the amounts owed hereunder;

                        (iv) the information set forth in the Schedule of Accounts delivered to the Collateral Agent and the Agent is correct in all material respects;

                        (v) (A) no Material Adverse Effect shall have occurred in the affairs of (I) the Borrower since the date of its formation or (II) the Master Servicer since April 1, 2004 and (B) no material adverse change has occurred in the value of any Account since the date of origination of such Account; and

                        (vi)    the representations and warranties set forth in
                                Section 3.1 are true and correct on and as of such day as though made on and as of such day.

                (b) all of the Account Documents relating to the Accounts to be purchased on such date have been delivered to the Collateral Agent within the time periods specified in Section 3.1 of the CCA Agreement, except that (i) in lieu of delivering the Account Documents for any Account which has been the subject of a Full Prepayment received by the Master Servicer after the Cut-Off Date but no later than three (3) Business Days prior to the Loan Date, the Borrower may deliver, or cause to be delivered, as indicated in the Officers' Certificate from the Master Servicer delivered pursuant to paragraph (a) of this
Section 4.2, the cash proceeds of such Full Prepayment and (ii) in lieu of delivering the Account Documents for any Account with respect to which foreclosure proceedings have been commenced and such Account Documents are required in connection with the prosecution of such proceedings, the Master Servicer may deliver a trust receipt pursuant to Section 3.2 of the CCA Agreement;

                (c) the Borrower shall have delivered a Borrowing Request to the Agent pursuant to Section 2.2 hereof;

                (d) the Agent and the Collateral Agent shall have received the Schedule of Accounts relating to the Accounts to be purchased with the proceeds of such Loan;

                (e) the Agent shall have received acknowledgment copies of proper financing statements, duly filed under the Uniform Commercial Code of all jurisdictions that the Lender may deem necessary or desirable in order to perfect the ownership interest of the Depositor created by the DAT, the ownership interest of the Borrower created by the BAT Agreement and the security interest in favor of the Collateral Agent created by the CCA Agreement and all other filings, notifications, consents and recordings necessary to consummate the transactions contemplated hereunder and under the other Operative Documents shall be accomplished and the

Agent shall have received evidence of such filings, notifications, consents and recordings satisfactory in form and substance to the Agent;

                (f) the Agent shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by it and the validity and enforceability against it of the Operative Documents to approvals shall be in full force and effect;

                (g) the Depositor shall have continued to purchase or otherwise acquire all or substantially all of the Accounts originated by the Originator (or originated by an Eligible Originator and sold to the Depositor) on an ongoing basis;

                (h) after giving effect to any requested Loan, no Borrowing Base Deficiency shall exist;

                (i)     the Facility Termination Date shall not have occurred;

                (j) no Servicer Default or default under any Subservicing Agreement shall have occurred and be continuing, and no condition that with the giving of notice or the passage of time world constitute a Servicer Default or a default under any Subservicing Agreement shall have occurred and be continuing;

                (k) no more than 7% of the Accounts then owned by the Borrower may be in arrears for sixty (60) days or more as of the last day of any month preceding the Borrowing Date;

                (l) no more than 10% of the Accounts to be purchased by the Borrower may be in arrears for 30-59 days as of the last day of any month preceding such Borrowing Date;

                (m) if the Interest Rate Protection Date has occurred, the Borrower has delivered to the Agent an Interest Rate Protection Agreement;

                (n) on such date, the weighted average interest rate of all Eligible Accounts, after giving effect to all Eligible Accounts to be added on such date, shall be greater than or equal to 7.25% per annum; and

                (o) on such date, the weighed average FICO score of all Eligible Accounts, after giving effect to all Eligible Accounts to be added on such date, shall be greater than 530.

                                   ARTICLE 5

                                    COVENANTS

        Section 5.1. Affirmative Covenants of Borrower. At all times from the date hereof to the date on which all amounts due and owing to any of the Secured Parties under the Operative Documents have been paid in full and this Loan Agreement has terminated unless the Controlling Party shall otherwise consent in writing:

                (a) Agreed Upon Procedures Report. Prior to the date one year from the Closing Date and on each anniversary thereafter beginning in calendar year 2005, the Borrower shall deliver to the Agent, at its expense, an Agreed Upon Procedures Report with respect to all Accounts owned by the Borrower and such other matters as the Agent reasonably requests; provided, however, so long as no Event of Default, Potential Event of Default, Facility Termination Event or Potential Facility Termination Event has occurred, the Borrower shall only be required to deliver one Agreed Upon Procedures report at its expense in any calendar year.

                (b) Other Information. The Borrower shall deliver to the Agent (i) a copy of all financial documents and reports provided to the Borrower by the Depositor, the Originator, any Eligible Originator or any other Person in any capacity pursuant to the Operative Documents, (ii) any material notices with respect to any Mortgaged Property and (iii) such other information (including non-financial information) as the Agent may from time to time reasonably request.

                (c) Compliance Certificate. The Borrower shall deliver to the Agent within ninety (90) days after the close of the Borrower's fiscal year, a compliance certificate signed by an authorized signatory of the Borrower stating that no Event of Default or Potential Event of Default exists, or if any Event of Default or Potential Event of Default exists, stating the nature and status thereof.

                (d) Notice of Borrowing Base Deficiency, Event of Default, Potential Event of Default, Facility Termination Event or Potential Facility Termination Event. As soon as possible and in any event within two (2) Business Days after the Borrower receives notice or has actual knowledge of the occurrence of a Borrowing Base Deficiency, an Event of Default, a Potential Event of Default, Facility Termination Event or Potential Facility Termination Event, the Borrower shall provide to the Agent a statement setting forth details of such Borrowing Base Deficiency, Event of Default, Potential Event of Default, Potential Facility Termination Event or Facility Termination Event, and the action which the Borrower proposes to take with respect thereto. The Borrower shall notify the Agent when the Borrower receives notice or has actual knowledge of the occurrence of any event of default or event, which, due to the giving of notice or lapse of time, or both, could become an event of default by itself, the Master Servicer, the Back-up Servicer, the Depositor, any Eligible Originator or the Originator in any capacity under any of the Operative Documents of which it becomes aware.

                (e) Conduct of Business. The Borrower will carry on and conduct its business in substantially the same manner as it is presently conducted and do all things necessary to remain duly organized, validly existing, and in good standing as a statutory trust in the State of Delaware and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                (f) Compliance with Laws. The Borrower will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees, or awards to which it may be subject.

                (g) Furnishing of Information and Inspection of Records. The Borrower will furnish to the Agent from time to time such information with respect to the Accounts as the

Agent may reasonably request, including, without limitation, a schedule identifying the Obligor and the Principal Balance for each Account.

                (h) Payment of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature.

                (i) Further Assurances. The Borrower shall do such further acts and things and execute and deliver to the Agent such assignments (including, without limitation, assignments in blank), agreements, powers and instruments as are reasonably required by the Agent to carry into effect the purposes of this Loan Agreement and the other Operative Documents or to better assure and confirm unto the Secured Parties their respective rights, powers and remedies hereunder and under the other Operative Documents, including, without limitation, to obtain such consents and give such notices, and to file and record all such documents and instruments, and renew each such consent, notice, filing and recordation, at such time or times, in such manner and at such places, as may be necessary or desirable to preserve and protect the position of the Secured Parties hereunder and under the other Operative Documents. This covenant shall survive the termination of this Loan Agreement.

                (j) Access. The Borrower shall allow, and cause the Depositor to allow, the Agent and their representatives full and complete access during normal business hours and upon reasonable notice to the books, records, documents, and facilities of the Borrower and the Depositor, and will on the same conditions make the officers, employees, attorneys, agents, independent accountants, and actuaries of the Borrower and the Depositor available to discuss such aspects of the business, financial condition, or prospects of the Borrower and the Depositor as may be reasonably necessary.

                (k) Reliance Letters. Upon the request of the Agent, the Borrower shall provide to the Agent within five (5) Business Days, reliance letters with respect to all legal opinions delivered on the Closing Date (or new legal opinions addressing the same matters covered in the original legal opinions) addressed to any entity which becomes a Program Support Provider after the Closing Date, to the extent such legal opinions did not permit reliance when delivered.

                (l)     Amendments; Miscellaneous.

                        (i) The Borrower shall furnish to the Collateral Agent and the Agent copies of the form of each proposed amendment to the Trust Agreement, the Master Servicing Agreement, the Back-up Servicing Agreement or the Subservicing Agreement at least sixty (60) days prior to the proposed date of adoption of any such proposed amendment.

                        (ii) The Borrower will at all times hold itself out to the public under the Borrower's own name and as a separate and distinct entity from Walter Industries, Inc. and any of its Affiliates.

                        (iii) The Borrower will at all times be responsible for the payment of all its obligations and indebtedness, will at all times maintain a business office, records, books of account, and funds separate from the Depositor and will observe all customary formalities of independent existence.

                        (iv) To the extent such compliance involves questions of law, the Borrower shall be deemed in compliance with the requirements of any provision of this paragraph (l) if it is acting in accordance with an opinion of counsel as to such requirements.

                (m) Weighted Average. The weighted average interest rate of all Eligible Accounts shall not be less than 7.25% per annum. The Borrower shall take all necessary steps (including, without limitation, the addition or removal of Accounts) as frequently as necessary (and in any event within two (2) Business Days after the Borrower receives notice or has actual knowledge of noncompliance with this Section 5.1(m)) to ensure that in no event shall the weighted average interest rate of all Eligible Accounts be less than 7.25% per annum.

                (n) Assignments. The Borrower shall prepare and execute Assignments in recordable form at the reasonable request of the Agent.

                (o) Due Diligence Review. Prior to the date one year from the Closing Date and on each anniversary thereafter, the Borrower shall complete, at its expense, a Due Diligence Review with respect to all Accounts owned by the Borrower and such other matters as the Agent reasonably requests; provided, however, so long as no Event of Default, Potential Event of Default, Facility Termination Event or Potential Facility Termination Event has occurred, the Borrower shall only be required to complete one Due Diligence Review at its expense in any calendar year.

        Section 5.2. Negative Covenants of Borrower. At all times from the date hereof to the date on which all amounts due and owing to any of the Secured Parties under the Operative Documents have been paid in full and this Loan Agreement has terminated, unless the Controlling Party shall otherwise consent in writing:

                (a) No Extension or Amendment of Accounts. Except as permitted by Section 2.1(j) of the Master Servicing Agreement or Section 3.4 of the CCA Agreement, the Borrower will not extend, amend, or otherwise modify the terms of any Account, or amend, modify, or waive any term or condition of any Account Document related thereto.

                (b) No Sale. The Borrower shall not sell, transfer, exchange or otherwise dispose of any portion of the Collateral (other than any Accounts which are not Eligible Accounts or otherwise excluded from the Borrowing Base) except as expressly permitted by the Operative Documents.

                (c) No Insurance. The Borrower shall not obtain or carry insurance relating to the Accounts separate from that required by the Master Servicing Agreement, unless the Collateral Agent shall have the same rights with respect thereto as it has with respect to the insurance required by the Master Servicing Agreement.

                (d) Other Business. The Borrower shall not engage in any business or activity other than in connection with, or relating to, the issuance of the VFN or the preservation of the Collateral and the release of assets therefrom pursuant to this Loan Agreement, and the other Operative Documents to which the Borrower is a party.

                (e) Dissolution. The Borrower shall not dissolve or liquidate in whole or in part.

                (f) Liens. The Borrower shall not (i) permit the validity or effectiveness of this Loan Agreement or the CCA Agreement to be impaired, or permit the lien of the CCA Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Loan Agreement or, (ii) except as may be expressly created or permitted by the Operative Documents, permit any lien, charge, security interest, mortgage or other encumbrance (other than the lien of the CCA Agreement) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the Proceeds thereof, or (iii) except as permitted by the Operative Documents, permit the lien of the CCA Agreement not to constitute a valid and perfected first priority security interest in the Collateral.

                (g) No Amendment. The Borrower shall not amend the Trust Agreement without the consent of the Controlling Party.

                (h) No Mergers, Etc. The Borrower will not consolidate or merge with or into any other Person.

                (i) Change of Name, Etc. The Borrower will not change its name, identity, or structure or its chief executive office or the jurisdiction under which it has been organized, unless at least ten (10) days prior to the effective date of any such change the Borrower delivers to the Collateral Agent UCC financing statements, executed by the Borrower, necessary to reflect such change and to continue the perfection of the Collateral Agent's (for the benefit of the Secured Parties) security interest in the Accounts.

                (j) Borrowing Base Deficiency. The Borrower shall at all times be in compliance with Section 2.6(b) hereof.

                (k) Pledged Accounts. The Borrower shall not move any Pledged Account from the institution at which it is maintained on the Closing Date, except as permitted in accordance with Section 2.8.

                (l) Successor Master Servicer and Back-up Servicer. The Borrower shall not permit any change of master servicer or back-up servicer, except in accordance with the Master Servicing Agreement or the Back-up Servicing Agreement, as applicable.

                (m) Eligible Originators. The Borrower shall not make any request for a Loan hereunder unless all criteria set forth in the definition of "Eligible Originator" have been satisfied.

                (n) No Debt. The Borrower shall not incur any debt except as contemplated by the Operative Documents.

                (o) Amendments. Neither the Borrower nor the Master Servicer will amend, modify, supplement restate or replace any of the Trust Agreement, the Master Servicing Agreement, the Backup Servicing Agreement or the Subservicing Agreement or any provision of any of the foregoing without the prior written consent of the Agent.

                                    ARTICLE 6

                EVENTS OF DEFAULT AND FACILITY TERMINATION EVENTS

        Section 6.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

                (a) A default in the payment of any interest on the VFN at the applicable Discount rate when the same becomes due and payable;

                (b) A default in the payment of any principal of the VFN in reduction of the Net Investment when due and payable;

                (c) Any representation, warranty, certification, or statement made by the Borrower in this Loan Agreement or in any other document delivered pursuant hereto or other Operative Document shall prove to have been incorrect in any material respect when made or deemed made (other than any representation or warranty of the Borrower with respect to the Accounts or the eligibility thereof);

                (d) Failure of the Borrower to pay or deposit any amounts (other than interest or principal due in respect of the VFN) when required hereunder or under any other Operative Document and such default shall continue unremedied for five (5) Business Days;

                (e) The default by the Borrower in the performance of any material covenant or undertaking (i) to be performed or observed under Sections 5.1(d), 5.2(b), (d), (e), (f), (g), or (h) or (ii) to be performed or observed by the Borrower under any other provision hereof (other than described in paragraph (b) of this Section 6.1) or under any other Operative Document and such default in the case of this clause (ii) shall continue for thirty (30) days;

                (f) Any Event of Bankruptcy shall occur with respect to the Borrower;

                (g) The Collateral Agent, for the benefit of the Secured Parties, shall fail to have a valid and first priority perfected security interest in the Collateral;

                (h) There shall have occurred any material adverse change in the operations of the Borrower since the Closing Date which would have or reasonably could be expected to have a material adverse effect on the Secured Parties or any other event shall have occurred which materially and adversely affects the Borrower's ability to perform under this Loan Agreement or the collectibility of the Accounts;

                (i) The amount on deposit in the Reserve Account fails to reach the Specified Reserve Account Requirements on or prior to the fifteenth
(15th) Remittance Date following the Closing Date or on or prior to the sixth
(6th) Remittance Date following a Reserve Account Event; provided that for the period extending six (6) Remittance Dates following each Take-Out, there shall be no Event of Default under this clause (i) unless the amount on deposit in the Reserve Account shall fail to be equal to or greater than the sum of (A) the Scheduled Reserve Account Payment for such Remittance Date and (B) $1,000,000;

                (j) The Delinquency Ratio with respect to the Accounts owned by the Borrower averaged for any three (3) consecutive Collection Periods exceeds 3.5%;

                (k) A Borrowing Base Deficiency shall exist beyond the cure period set forth in Section 2.6(b) hereof;

                (l) The Default Ratio with respect to the Accounts owned by the Borrower averaged for any three (3) consecutive Collection Periods exceeds 6%;

                (m) The Borrower shall become subject to an entity level tax or to registration as an investment company under the Investment Company Act; and

                (n) The default by the Borrower in the performance of any material covenant or undertaking to be performed or observed under Section 5.1(a) hereof shall continue for ten (10) Business Days.

        Section 6.2. Facility Termination Events. The occurrence of any one or more of the following events shall constitute a Facility Termination Event:

                (a) Any representation, warranty, certification, or statement made by the Depositor, any Eligible Originator or the Originator in any of the Operative Documents, shall prove to have been incorrect in any material respect when made or deemed made (other than any representation or warranty with respect to the Accounts or the eligibility thereof);

                (b) Failure of the Originator, any Eligible Originator or the Depositor to pay or deposit any amounts when required hereunder or under any other Operative Document;

                (c) The default by any Eligible Originator, the Originator or the Depositor, in the performance of any covenant or undertaking, (other than, with respect to the Depositor, in its capacity as Master Servicer) to be performed or observed under any Operative Document and such default continues unremedied for thirty (30) days;

                (d) A Servicer Default or an event of default under the Subservicing Agreements shall have occurred;

                (e) any Person shall institute steps to terminate any Pension Plan if the assets of such Pension Plan are insufficient to satisfy all of its benefit liabilities (as determined under Title IV of ERISA), or a contribution failure occurs with respect to any Pension Plan which is sufficient to give rise to a lien under Section 302(f) of ERISA;

                (f) any material provision of this Loan Agreement or any other Operative Document to which the Originator, any Eligible Originator or the Depositor is a party shall cease to be in full force and effect or the Originator, any Eligible Originator or the Depositor shall so state in writing; or

                (g)     an Event of Default shall occur.

        Section 6.3.    Remedies.

                (a) If an Event of Default described in Section 6.1(f) hereof shall occur, then the entire unpaid principal amount of the VFN, together with accrued and unpaid interest thereon, shall automatically, without any notice, declaration or any other action become immediately due and payable. If any other Event of Default shall occur and be continuing, then and in every such case the Controlling Party may declare the entire principal of and accrued interest on the VFN to be immediately due and payable and the Facility Termination Date to have occurred, by a notice in writing to the Borrower and the Agent, and upon such declaration the entire unpaid principal amount of the VFN, together with accrued and unpaid interest thereon, shall become immediately due and payable and the Facility Termination Date shall have occurred. Upon the occurrence of an Event of Default, the Collateral Agent may, and if directed by the Controlling Party, shall, proceed to protect and enforce its rights and the rights of the Secured Parties, including its and their rights under the Operative Documents, and to enforce any other proper remedy or legal or equitable right vested in the Collateral Agent by this Loan Agreement, the CCA Agreement or any other Operative Document or by law, by such appropriate actions and proceedings as the Collateral Agent shall deem most effective or as so directed. Upon the declaration of an Event of Default, the Controlling Party, in addition to all other rights and remedies it has under the Operative Documents, shall have all other rights and remedies provided under the UCC and all other applicable laws. The Facility Termination Date shall be deemed to have occurred automatically upon the occurrence of any event described in clause (f) of
Section 6.1 with respect to the Borrower.

                (b) If a Facility Termination Event shall have occurred, the Controlling Party may declare the Facility Termination Date to have occurred and upon such declaration, the Facility Term shall terminate.

                                    ARTICLE 7

                   INDEMNIFICATION; EXPENSES; RELATED MATTERS

        Section 7.1. Indemnities by the Borrower. Without limiting any other rights which the Indemnified Parties may have hereunder or under applicable Law, the Borrower hereby agrees to indemnify the Lender and any commercial paper issuer that finances the Lender, the Bank Investors, the Agent, the Administrative Trustee and their respective officers, directors, employees, counsel and other agents (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys' fees (which such attorneys may be employees of the Bank Investors, the Agent, the Lender and any commercial paper issuer that finances the Lender or the Administrative Trustee, as applicable) and disbursements (all of the foregoing being collectively referred to as "Indemnified

Amounts") awarded against or incurred by any of them in any action or proceeding between the Borrower and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Loan Agreement, the other Operative Documents, the funding or maintenance, either directly or indirectly, by the Agent, the Lender (including through any Program Support Provider) or any Bank Investor of the Net Investment or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Accounts. Without limiting the generality of the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                (a) any representation or warranty made by the Borrower, under or in connection with this Loan Agreement, any of the other Operative Documents or any other information or report delivered by the Borrower pursuant hereto, or pursuant to any of the other Operative Documents which shall have been incomplete, false or incorrect in any respect when made or deemed made;

                (b) the failure by the Borrower to comply with any applicable Law with respect to any Account, or the nonconformity of any Account with any such applicable Law;

                (c) the failure to create and maintain a valid and perfected first priority security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral, free and clear of any Adverse Claim;

                (d) the failure to file or record, or any delay in filing or recording, financing statements, continuation statements, mortgages or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

                (e) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Account (including a defense based on such Account not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or from any breach or alleged breach of any provision of the Accounts restricting assignment of any Accounts;

                (f)     reserved;

                (g)     reserved;

                (h) the failure by the Borrower to comply with any term, provision or covenant contained in this Loan Agreement or any of the other Operative Documents to which it is a party or to perform any of its respective duties or obligations under the Accounts required to be paid by the Borrower;

                (i)     the existence of a Borrowing Base Deficiency;

                (j) the failure of the Borrower to pay when due any taxes, including, without limitation, any sales, excise or personal property taxes payable in connection with any of the Accounts required to be paid by the Borrower;

                (k) any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investment which such Indemnified Party believes in good faith is required to be made;

                (l) the commingling by the Borrower of Available Collections at any time with any other funds;

                (m) any investigation, litigation or proceeding related to this Loan Agreement, any of the other Operative Documents, the use of proceeds of any Loan by the Borrower, the security interest in the Collateral, or any Affected Asset;

                (n) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Borrower to qualify to do business or file any notice of business activity report or any similar report;

                (o) any attempt by any Person to void, rescind or set-aside any transfer by the Depositor to the Borrower of any Account or Related Security under statutory provisions or common law or equitable action, including any provision of the Bankruptcy Code or other insolvency law;

                (p) any action taken by the Borrower in the enforcement or collection of any Account;

                (q) any liability under the Georgia Fair Lending Act as in effect from October 1, 2002 through March 6, 2003; or

                (r) any liability under the Home Ownership and Equity Protection Act of 1994, as amended, or similar federal state or local laws or regulations relating to "high cost" or "predatory" Accounts and otherwise unacceptable Accounts for secondary market transactions rated by the Rating Agencies.

        Section 7.2.    Indemnity for Taxes, Reserves and Expenses.

                (a) If after the Closing Date, the adoption of any Law or bank regulatory guideline or any amendment or change in the administration, interpretation or application of any existing or future Law or bank regulatory guideline by any Governmental Authority charged with the administration, interpretation or application thereof, or the compliance with any directive of any Governmental Authority (in the case of any bank regulatory guideline, whether or not having the force of Law):

                        (i) shall subject any Indemnified Party (or its Applicable Lending Office) to any tax, duty or other charge (other than Excluded Taxes, as defined below) with respect to this Loan Agreement, the other Operative Documents, the maintenance or financing of the Net Investment, or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Loan Agreement, the other Operative Documents, the maintenance or financing of the Net Investment, or payments of amounts due hereunder or its obligation to advance funds hereunder, either directly or through a Program Support Agreement or the credit or liquidity support furnished by a Program Support Provider or otherwise in respect of this Loan Agreement, the other Operative Documents, the maintenance or financing of the Net Investment (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located);

                        (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Loan Agreement, the other Operative Documents, the maintenance or financing of the Net Investment, or payments of amounts due hereunder or its obligation to advance funds hereunder, either directly or through a Program Support Agreement or the credit or liquidity support provided by a Program Support Provider or otherwise in respect of this Loan Agreement, the other Operative Documents, the maintenance or financing of the Net Investment; or

                        (iii) imposes upon any Indemnified Party any other condition or expense (including any loss of margin, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Loan Agreement, the other Operative Documents, the maintenance or financing of the Affected Assets or Net Investment, or payments of amounts due hereunder or its obligation to advance funds, either directly or through a Program Support Agreement or the credit or liquidity support furnished by a Program Support Provider or otherwise in respect of this Loan Agreement, the other Operative Documents, the maintenance or financing of the Net Investment, and the result of any of the foregoing is to increase the cost to or to reduce the amount of any sum received or receivable by such Indemnified Party with respect to this Loan Agreement, the other Operative Documents, the maintenance or financing of the Net Investment, the Accounts, the obligations hereunder, the funding of any Loans hereunder or through Program Support Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by such Indemnified Party through the Agent, the Borrower shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

                (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, or any request or directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (and in the case of the Lender, any Program Support Provider) (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (and in the case of the Lender, any Program Support Provider) (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through the Agent, the Borrower shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (and in the case of the Lender, any Program Support Provider) (or its parent) for such reduction. For the avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute an adoption, change, request or directive subject to this Section 7.2(b).

                (c) The Agent shall promptly notify the Borrower in writing of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 7.2; provided that no failure to give or any delay in giving such notice (so long as such notice is given before the day which is one day and a year after the payment in full of all outstanding Commercial Paper of the Lender or other Indebtedness of the Lender) shall affect the Indemnified Party's right to receive such compensation. A notice by the Agent or the applicable Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods. The Indemnified Party shall provide the Borrower with reasonably detailed calculations supporting such amounts.

                (d) Anything in this Section 7.2 to the contrary notwithstanding, if the Lender enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Lender shall allocate the liability for any amounts under this Section 7.2 which are in connection with a Program Support Agreement or the credit or liquidity support provided by a Program Support Provider ("Additional Costs") to the Borrower and each Other Transferor; provided, however, that if such Additional Costs are attributable to the Borrower, the Originator, any Eligible Originator, the Master Servicer or the Back-up Servicer and not attributable to any Other Transferor, the Borrower shall be solely liable for such Additional Costs or if such Additional Costs are attributable to Other Transferors and not attributable to the Borrower, the

Originator, the Master Servicer or the Back-up Servicer, such Other Transferors shall be solely liable for such Additional Costs. The Lender shall provide the Borrower with written notice of any such Additional Costs accompanied by reasonably detailed calculations supporting such Additional Costs.

        Section 7.3.    Taxes.

                (a) Any and all payments by the Borrower under or in respect of this Loan Agreement or any other related document to which the Borrower is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future income, excise, stamp, or franchise taxes and any other taxes, levies, fees, duties, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, "Taxes"), unless required by law. If the Borrower shall be required under any applicable law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Loan Agreement or any of the other related documents to an Indemnified Party, then the Borrower shall:

                (i) make all such deductions and withholdings in respect of the Taxes;

                (ii) pay directly to the relevant Government Authority the full amount required to be deducted or withheld in respect of such Taxes in accordance with applicable law; and

                (iii) pay to the applicable Indemnified Party such additional amount or amounts as necessary to ensure that the net amount actually received by the recipient will equal the full amount such Indemnified Party would have received had no withholding or deduction for Taxes other than Excluded Taxes been required (including deductions and withholdings applicable to additional sums payable under this Section 7.3(a)).

For purposes of this Loan Agreement, "Excluded Taxes" shall mean franchise taxes, branch profits taxes and taxes imposed on or measured by the Indemnified Party's net income or gross receipts.

         Moreover, if any Taxes are directly asserted against any Indemnified Party with respect to any payment received by such Indemnified Party hereunder, the Indemnified Party may pay such Taxes and the Borrower will promptly pay such additional amounts (including any related penalties, interest or expenses) as shall be necessary in order that the net amount received by the Indemnified Party after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Indemnified Party would have received had such Taxes not been asserted.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the applicable Indemnified Party the required receipts or other required documentary evidence, the Borrower shall indemnify the applicable Indemnified Party for any incremental Taxes, interest, or penalties that may become payable by any Indemnified Party as a result of any such failure.

                (b)     In addition, the Borrower hereby agrees to pay any

present or future stamp, recording, documentary, excise, property or similar taxes, charges or levies that arise from any payment made under or in respect of this Loan Agreement or any other related documents or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Loan Agreement or any other related documents (collectively, "Other Taxes").

                (c) The Borrower hereby agrees to indemnify the applicable Indemnified Parties for, and to hold the applicable Indemnified Parties harmless against, the full amount of Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 7.3, imposed on or paid by such Indemnified Party, as the case may be, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by the Borrower provided for in this Section 7.3 shall apply and be made whether or not the Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by the Borrower under the indemnity set forth in this
Section 7.3 shall be paid within 30 days from the date on which the applicable Indemnified Party makes written demand therefor.

                (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower (or any Person making such payment on behalf of Borrower) shall furnish to the applicable Indemnified Party a certified copy of the original official receipt evidencing payment thereof.

                (e) Each Indemnified Party that either (i) is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code (a "US Person")) for United States federal income tax purposes or (ii) whose name does not include "Incorporated," "Inc.," "Corporation," "Corp." "P.C.," "insurance company'" or "assurance company" (each, a "Non-Exempt Party") shall deliver or caused to be delivered to the Borrower and the Agent the following properly completed and duly executed documents;

                        (i) two properly completed and executed (x) U.S. Internal Revenue Forms W-8BEN (or any successor forms thereto) with respect to an income tax treaty providing for a reduced or a zero rate of withholding tax on interest, or (y) U.S. Internal Revenue Service Forms W-8ECI (or any successor forms thereto);

                        (ii) (x) two properly completed and executed U.S. Internal Revenue Service Forms W-8BEN (or any successor forms thereto), including all appropriate attachments, documenting the status of such Indemnified Party as a Non-U.S. Person or (y) a properly completed and executed U.S. Internal Revenue Service Form W-8IMY (with all appropriate attachments) (or any successor forms thereto);

                        (iii) two properly completed and executed (x) Internal Revenue Service Forms W-9 (or any successor forms thereto), including all appropriate attachments or (y) if such Non-Exempt Party is disregarded for federal income tax purposes, the documents that would be required by clause (i),
                                (ii), (iii), or (iv) with respect to its beneficial owner if such beneficial owner were the applicable Indemnified Party; or

                        (iv) two properly completed and executed (x) Internal Revenue Service Forms W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, "beneficial owners"), the documents that would be required by clause
                                (i), (ii), (iii), and/or (iv) with respect to each such beneficial owner if such beneficial owner were the applicable Indemnified Party; provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Indemnified Party is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury Regulations, or the requirements of this clause (iv) are otherwise determined to be unnecessary, all such determinations under this clause (iv) to be made in the reasonable discretion of Borrower.

        Such documents shall be delivered by each Indemnified Party on or before the date it becomes a party to this Loan Agreement and on or before the date, if any, such Indemnified Party changes its Applicable Lending Office by designating a different lending office. In addition, each Indemnified Party shall deliver to cause to be delivered such Forms and /or Certificates promptly upon or before the expiration, obsolescence or invalidity of any document previously delivered by such Indemnified Party. Notwithstanding any other provision of this Section 7.3, no Indemnified Party shall be required to deliver any document pursuant to this Section 7.3 that such Indemnified Party is not legally able to deliver.

                (f) For any period with respect to which any Indemnified Party has failed to provide the Borrower with the appropriate form, certificate or other document described in Section 7.3(e) (other than (i) if such failure is due to a change in any applicable law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided, (ii) if such form, certificate or other document otherwise is not required under Section 7.3(e) or (iii) if it is legally inadvisable or otherwise commercially disadvantageous for such Indemnified Party to deliver such form, certificate or other document), such Indemnified Party shall not be entitled to payment or indemnification under
Section 7.3(a), (b) or (c) with respect to Taxes imposed by the United States by reason of such failure. Should an Indemnified Party become subject to Taxes because of its failure to deliver a form, certificate or other document required by Section 7.3(e), the Borrower shall take such steps as such Indemnified Party shall reasonably request to assist such Indemnified Party in recovering such Taxes.

                (g) The Lender hereby agrees that, upon the occurrence of any circumstances entitling such Lender to additional amounts pursuant to this
Section 7.3, such Lender shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions), at the sole expense of the Borrower, to designate a different Applicable Lending Office if the making of such a change would avoid the need for, or materially reduce the amount of, any such additional amounts that may thereafter accrue and would not be, in the sole judgment of such Lender, legally advisable or commercially or otherwise disadvantageous to such Lender in any respect.

                (h) An applicable Indemnified Party shall take all reasonable actions (consistent with its internal policy and legal and regulatory restrictions) requested by Borrower to assist Borrower, as the case may be, at the sole expense of Borrower, to recover from the relevant taxation authority or other Governmental Authority any Taxes in respect of which amounts were paid by Borrower pursuant to Section 7.3(a), (b) or (c). However, the applicable Indemnified Party will not be required to take any action that would not be, in the sole judgment of such Indemnified Party, legally advisable, or would be commercially or otherwise disadvantageous to such Indemnified Party in any respect, and in no event shall such Indemnified Party be required to disclose any tax returns or any other information that, in the sole judgment of such Indemnified Party, is confidential.

                (i) The Borrower shall not be required to indemnify any Indemnified Party or to pay any additional amounts to any Indemnified Party in respect of any U.S. federal income or withholding tax pursuant to this Section
7.3 to the extent that the obligation to withhold any amounts with respect to U.S. federal income tax existed on the date such Indemnified Party became a party to this Loan Agreement (unless such withholding would not occur if the forms and/or certificates in Section 7.3(e) were provided) or is incurred because of the merger or consolidation of the applicable Indemnified Party, after which such merger or consolidation the applicable Indemnified Party no longer exists.

        Section 7.4.    Other Costs and Expenses; Breakage Costs.

                (a) The Borrower agrees, upon receipt of a written invoice, to cause to be paid, and to save the Lender, the Bank Investors and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses, any filing fees and expenses incurred by officers or employees of the Lender, any Bank Investor and/or the Agent) or intangible, documentary or recording taxes incurred by or on behalf of the Lender, any Bank Investor or the Agent (i) in connection with the preparation, negotiation, execution and delivery of this Loan Agreement, the other Operative Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including the perfection or protection of the Collateral) and (ii) from time to time (A) relating to any amendments, waivers or consents under this Loan Agreement and the other Operative Documents, (B) arising in connection with the Lender's, any Bank Investor's or the Agent's enforcement or preservation of rights (including the perfection and protection of the Collateral under the CCA Agreement and this Loan Agreement) or (C) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Loan Agreement or any of the other Operative Documents (all of such amounts, collectively, "Transaction Costs").

                (b) The Borrower shall pay the Lender or the Bank Investors, as applicable, on demand an Early Collection Fee due on account of the reduction of the Net Investment on a day prior to a Remittance Date.

                (c) The Borrower shall pay the Agent for the account of the Lender and the Bank Investors, as applicable, on demand, such amount or amounts as shall compensate the Lenders and any Bank Investors for any loss, cost or reasonable expense incurred by the Lender or Bank Investors (as reasonably determined by the Agent) as a result of any reduction of any portion of any Loan other than on the maturity date of the Commercial Paper (or other financing source) funding such portion of any Loan, such compensation to be (i) limited to an amount equal to any loss or expense suffered by the Lender or the Bank Investors during the period from the date of receipt of such repayment to (but excluding) the maturity date of such Commercial Paper (or other financing source) and (ii) net of the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions of such portion of any Loan. The determination by the Agent of the amount of any such loss or expense shall be set forth in a written notice to the Borrower in reasonable detail and shall be conclusive, absent manifest error and shall be accompanied by reasonably appropriate back-up materials with respect to such amounts.

                (d) The Lender, or its agent, shall maintain a register (the "Register") on which it will record the Lender's rights hereunder, and each Assignment and Assumption Agreement. The Register shall include the names and addresses of the Lender (including all assignees and successors) and the percentage or portion of such rights and obligations assigned.

        Section 7.5. Payment. All amounts required to be paid by the Borrower under this Article VII (other than legal fees to be paid on the Closing Date pursuant to Section 7.4(a)(i)) shall be paid from the funds specified in and in accordance with Section 4.1(d)(viii) and (ix) of the CCA Agreement.

                                    ARTICLE 8

                                  MISCELLANEOUS

        Section 8.1. Term of Agreement. This Loan Agreement shall terminate following the Facility Termination Date when the Net Investment has been reduced to zero, all accrued Discount has been paid in full, all other amounts due under this Loan Agreement have been paid in full and all other Aggregate Unpaids have been paid in full; provided, however, that (i) the rights and remedies of the Agent, the Administrative Trustee, the Bank Investors or the Lender with respect to any representation and warranty made or deemed to be made by Borrower pursuant to this Loan Agreement, (ii) the indemnification and payment provisions of Article VII and (iii) the agreement set forth in Sections 8.9, 8.10 and 8.11 hereof, shall be continuing and shall survive any termination of this Loan Agreement.

        Section 8.2.    Waivers; Amendments.

                (a) No failure or delay on the part of the Agent, the Administrative Trustee, any Bank Investor or the Lender in exercising any power, right, or remedy under this Loan Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, or remedy preclude any other further exercise thereof or the exercise of any other power, right, or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

                (b) Any provision of this Loan Agreement may be amended or waived if, but only if, such amendment is in writing and is signed by the Borrower, the Agent, the Majority Investors and the Lender; provided that no such amendment or waiver shall, unless signed by each Bank Investor directly affected thereby, (i) increase the Commitment of a Bank Investor, (ii) reduce the Net Investment or rate of Discount to accrue thereon or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled distribution in respect of the Net Investment or Discount with respect thereto or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments of Bank Investors which shall be required for the Bank Investors or any of them to take any action under this Section or any other provision of this Loan Agreement, (v) release all or substantially all of the property with respect to which a security or ownership interest therein has been granted hereunder to the Agent or the Bank Investors or (vi) extend or permit the extension of the Scheduled Termination Date (it being understood that a waiver of an Event of Default shall not constitute an extension or increase in the Commitment of any Bank Investor). In the event the Agent requests a Bank Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from such Bank Investor within ten (10) Business Days of such Bank Investor's receipt of such request, then such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

        Section 8.3. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including facsimile or electronic transmission or similar writing) and shall be given to the other party at its address or facsimile number set forth below or at such other address or facsimile number as such party may here-after specify for the purposes of notice to such party. Each such notice or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and confirmation is received, (b) if given by mail three (3) Business Days following such posting, (c) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (d) if given by any other means, when received at the address specified in this Section 8.3, provided that a Borrowing Request shall only be effective upon receipt by the Agent. However, anything in this
Section 8.3 to the contrary notwithstanding, the Borrower hereby authorizes the Agent, the Bank Investors and the Lender to effect Loans and Rate Period selections and to make Eligible Investments based on telephonic notices made by any Person which the Agent in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an Authorized Officer of the Borrower. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

                If to the Lender:

                        Three Pillars Funding LLC
                        303 Peachtree Street, 24th Floor
                        Atlanta, Georgia 30308

                        Attention:  Robert S. Ashcom
                        Telephone:  (404)532-0304
                        Telecopy:  (404)813-5000

                        (with a copy to the Administrative Trustee)

                If to the Borrower:

                        Mid-State Trust XIV
                        c/o Wilmington Trust Company, Owner Trustee
                        1100 North Market Street
                        Wilmington, Delaware 19890-1600
                        Attention:  Corporate Trust Administration
                        Telephone:  (302)651-1000
                        Telecopy:  (302)636-4140

                Payment Information:

                        Bank:  Wachovia
                        ABA # :  063000021
                        Acct. Name: Mid-State Trust XIV
                        Acct. #:  2050000577196
                        Ref: Mid-State Trust XIV / Three Pillars Funding LLC

                with a copy to:

                        Mid-State Homes, Inc.
                        4211 W. Boy Scout Boulevard
                        Tampa, Florida  33607
                        Attention:  General Counsel
                        Telephone:  (813) 871-4120
                        Telecopy:  (813) 871-4430

                If to the Collateral Agent:

                        Wachovia Bank, National Association
                        401 South Tryon Street
                        12th Floor
                        Charlotte, North Carolina 28288-1179
                        Attention:  Corporate Trust Group
                        Telephone:  (704) 383-9568
                        Telecopy:  (704) 383-6039

                If to the Agent, Administrative Trustee or Bank Investor:

                        SunTrust Capital Markets, Inc.
                        303 Peachtree Street
                        Mail Code 3950

                        Atlanta, Georgia  30308
                        Attention:  Asset Surveillance
                        Telephone:  (404) 658-4568
                        Telecopy:  (404) 813-5000
                        E-mail:  TPFC.AssetManagement@suntrust.com

                        Payment Information:

                        Bank: SunTrust Banks
                        ABA# 061000104
                        Acct# 8800171236
                        Acct. Name: Three Pillars Funding LLC
                        Attn: Janice Taylor
                        Reference: Mid-State Trust XIV

        Section 8.4.    Governing Law; Submission to Jurisdiction; Integration.

                (a) THIS LOAN AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER OPERATIVE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 8.4 SHALL AFFECT THE RIGHT OF THE AGENT, THE ADMINISTRATIVE TRUSTEE, THE LENDER OR ANY BANK INVESTOR TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER, OR ANY OF ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

                (b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS LOAN AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS.

                (c) This Loan Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

        Section 8.5. Severability; Counterparts. This Loan Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Loan Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Delivery by facsimile of an executed signature page of this Loan Agreement shall be effective as delivery of an executed counterpart hereof.

        Section 8.6.    Successors and Assigns.

                (a) This Loan Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Agent. Except as set forth in clause (b) below, no provision of this Loan Agreement shall in any manner restrict the ability of the Lender or any Bank Investor to assign, participate, grant security interests in, or otherwise transfer any portion of its interest under the Operative Documents.

                (b) Any Bank Investor may assign all or any portion of its Commitment and its interest in the Net Investment and its other rights and obligations hereunder to any Person with the written approval of the Administrative Trustee, on behalf of the Lender, the Agent and, if such assignee is not an Affiliate of the Agent, the reasonable consent of the Borrower. Such Person shall, upon the execution of the Assignment and Assumption Agreement referred to below, become a Bank Investor hereunder. In connection with any such assignment, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement, duly executed, assigning to such assignee a pro rata interest in such assignor's Commitment and other obligations hereunder and in the Net Investment and other rights hereunder, and such assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Operative Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Operative Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such assignor's Commitment and interest in the Net Investment for all purposes of this Loan Agreement and under the other Operative Documents to which such assignor is or, immediately prior to such assignment, was a party and (ii) the assignor shall have no further obligations with respect to the portion of its Commitment which has been assigned and shall relinquish its rights with respect to the portion of its interest in the Net Investment which has been assigned for all purposes of this Loan Agreement and under the other Operative Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent and the Borrower. Upon execution, the Agent shall deliver a copy of the related Assignment and Assumption Agreement to the Collateral Agent. All costs and expenses of the

Agent incurred in connection with any assignment hereunder shall be borne by the Bank Investor and such assignee. No Bank Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the Program Support Agreement to which it is a party or under which it has acquired a participation.

                (c) By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Loan Agreement, the other Operative Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Loan Agreement, the other Operative Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any Eligible Originator, the Originator, the Depositor, the Back-up Servicer or the Master Servicer or the performance or observance by the Borrower, any Eligible Originator, the Originator, the Depositor, the Master Servicer or the Back-up Servicer of any of their respective obligations under this Loan Agreement, the other Operative Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Loan Agreement, each other Operative Document and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest;
(iv) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Loan Agreement and the other Operative Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Loan Agreement, the other Operative Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Loan Agreement, the other Operative Documents and the Affected Assets; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Loan Agreement and the other Operative Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Lender any proceeding of the type referred to in Section 8.10 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Lender.

                Section 8.7. Waiver of Confidentiality. The Borrower hereby consents to the disclosure of any non-public information with respect to it received by the Lender, the Agent, any Bank Investor or the Administrative Trustee (A) to any of the Lender, any nationally recognized rating agency rating the Lender's commercial paper, the Agent, the Liquidity Provider, the Dealers, or the Credit Support Provider, any other Bank Investor, any dealer or placement agent of or depositary for the Lender's Commercial Paper or any of such Person's counsel or accountants in relation to this Loan Agreement or (B) to such other Persons in connection with the enforcement by any such Person of its rights hereunder or under any other

Operative Document. Such consent shall not extend to information concerning any Affiliate of the Borrower.

        Section 8.8.    Confidentiality Agreement.

                (a) The Borrower hereby agrees that it will not disclose the contents of this Loan Agreement or any other proprietary or confidential information of the Lender, any Bank Investor, the Agent, the Collateral Agent, the Administrative Trustee, the Liquidity Provider or the Credit Support Provider to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank), and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors, or rating agencies are informed of the highly confidential nature of such information or (ii) as otherwise required by applicable law or order of a court of competent jurisdiction.

                (b) The Lender, the Bank Investors, the Agent, the Collateral Agent and the Administrative Trustee each hereby agrees that it will not disclose the contents of this Loan Agreement or any other proprietary or confidential information of the Borrower or any Affiliate of the Borrower to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank), and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors, or rating agencies are informed of the highly confidential nature of such information, (ii) as otherwise required by applicable law or order of a court of competent jurisdiction or (iii) as permitted pursuant to Section 8.7.

        Section 8.9. Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Loan Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it as the Owner Trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Borrower is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Borrower, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the other parties hereto and by any Person claiming by, through or under such parties and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Loan Agreement.

        Section 8.10. No Bankruptcy Petition Against the Lender. The Borrower hereby covenants and agrees that, prior to the date which is one (1) year and one (1) day after the payment in full of all outstanding Commercial Paper or other indebtedness of the Lender, it will not institute against, or join any other Person in instituting against, the Lender any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

        Section 8.11. No Recourse Against Lender. Notwithstanding anything to the contrary contained in this Loan Agreement, the obligations of the Lender under this Loan Agreement and all other Operative Documents are solely the corporate obligations of the Lender and shall be payable solely to the extent of funds received from the Borrower in accordance herewith or from any party to any Operative Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper.

        Section 8.12.   Assignment by Lender to Conduit Assignee.

                (a) Without limiting Section 2.13 or 8.6 hereof, the Lender may, from time to time, with prior or concurrent notice to the Borrower and the Master Servicer, in one transaction or a series of transactions, assign all or a portion of the Net Investment and its rights and obligations under this Loan Agreement and any other Operative Documents to which it is a party to a Conduit Assignee. Upon and to the extent of such assignment by the Lender to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of the Net Investment, (ii) the related administrator for such Conduit Assignee will act as the Administrative Trustee for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to the Administrative Trustee hereunder or under the other Operative Documents, (iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to the Lender and its Program Support Provider(s) herein and in the other Operative Documents (including any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the assigned or assumed portion) of the Lender's obligations, if any, hereunder or any other Operative Document, and the Lender shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the Lender and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the Net Investment shall be made to the applicable agent or Administrative Trustee, as applicable, on behalf of the Lender and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the definition of the term "CP Rate" with respect to the portion of the Net Investment funded with commercial paper issued by the Lender from time to time shall be determined in the manner set forth in the definition of "CP Rate" applicable to the Lender on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than the Lender), (vii) the defined terms and other terms and provisions of this Loan Agreement and the other Operative Documents shall be interpreted in accordance with the foregoing, and (viii) if requested by the Agent or Administrative Trustee with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Agent or such Administrative Trustee may reasonably request to evidence and give effect to the foregoing. No assignment by the Lender to a Conduit Assignee of all or any portion of the Net Investment shall in any way diminish the related Bank Investors' obligation under Section 2.3 to fund any Investment not funded by the Lender or such Conduit Assignee or to acquire from the Lender or such Conduit Assignee all or any portion of the Net Investment pursuant to Section 2.13. The Agent shall promptly notify the Collateral Agent of any such assignment.

                (b) In the event that the Lender makes an assignment to a Conduit Assignee in accordance with clause (a) above, the Bank Investors: (i) if requested by the Agent, shall terminate their participation in the applicable Program Support Agreement to the extent of such assignment, (ii) if requested by the Agent, shall execute (either directly or through a participation agreement, as determined by the Administrative Trustee) the program support agreement related to such Conduit Assignee, to the extent of such assignment, the terms of which shall be substantially similar to those of the participation or other agreement entered into by such Bank Investor with respect to the applicable Program Support Agreement (or which shall be otherwise reasonably satisfactory to SunTrust Capital Markets, Inc. and the Bank Investors), (iii) if requested by the Lender, shall enter into such agreements as requested by the Lender pursuant to which they shall be obligated to provide funding to the Conduit Assignee on substantially the same terms and conditions as is provided for in this Loan Agreement in respect of the Lender (or which agreements shall be otherwise reasonably satisfactory to the Lender and the Bank Investors), and (iv) shall take such actions as the Agent shall reasonably request in connection therewith.

        Section 8.13. Assignment by Lender to Program Support Provider. The Borrower hereby agrees and consents to the assignment by the Lender from time to time of all or any part of its rights under, interest in and title to this Loan Agreement and the Net Investment to any Program Support Provider.

                                    ARTICLE 9

                                    THE AGENT

        Section 9.1. Appointment and Authorization of Agent. Each Bank Investor and the Lender hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Loan Agreement and each other Operative Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Loan Agreement and any other Operative Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Loan Agreement or in any other Operative Document, the Agent shall not have any duties or responsibilities, except those expressly set forth in this Loan Agreement, nor shall the Agent have or be deemed to have any fiduciary relationship with the Lender or any Investor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or any other Operative Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Loan Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

        Section 9.2. Delegation of Duties. The Agent may execute any of its duties under this Loan Agreement or any other Operative Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

        Section 9.3. Liability of Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Loan Agreement or any other Operative Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any Investor for any recital, statement, representation or warranty made by the Borrower, any Eligible Originator, the Originator, the Depositor, the Master Servicer or the Back-up Servicer, or any officer thereof, contained in this Loan Agreement or in any other Operative Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Loan Agreement or any other Operative Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Loan Agreement or any other Operative Document, or for any failure of the Borrower, any Eligible Originator, the Originator, the Depositor, the Master Servicer, or the Back-up Servicer or any other party to any Operative Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to the Lender or any Bank Investor to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Loan Agreement or any other Operative Document, or to inspect the properties, books or records of the Borrower, any Eligible Originator, the Originator, the Depositor, the Master Servicer, the Back-up Servicer or any of their respective Affiliates.

        Section 9.4.    Reliance by Agent.

                (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower, any Eligible Originator, the Originator, the Depositor, the Master Servicer and the Back-up Servicer), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Loan Agreement or any other Operative Document unless it shall first receive such advice or concurrence of the Majority Investors as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lender and the Bank Investors against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Loan Agreement or any other Operative Document in accordance with a request or consent of the Majority Investors or, if required hereunder, all Investors and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Investors.

                (b) For purposes of determining compliance with the conditions specified in Article V, the Lender and each Bank Investor that has executed this Loan Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to the Lender or such Bank Investor for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender or such Bank Investor.

        Section 9.5. Notice of Potential Event of Default, Event of Default Facility, Termination Event or Servicer Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Event of Default, an Event of Default, Facility Termination Event or a Servicer Default, unless the Agent has received written notice from the Lender, a Bank Investor or the Borrower referring to this Loan Agreement, describing such Potential Event of Default, an Event of Default, Facility Termination Event or Servicer Default and stating that such notice is a "Notice of Potential Event of Default," "Notice of Event of Default", "Notice of Facility Termination Date" or "Notice of Servicer Default," as applicable. The Agent will notify the Bank Investors and the Borrower of its receipt of any such notice. The Agent shall (subject to Section 9.4) take such action with respect to such Potential Event of Default, Event of Default, Facility Termination Event or Servicer Default as may be requested by the Majority Investors, provided, however, that, unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default, Event of Default or Servicer Default as it shall deem advisable or in the best interest of the Lender and the Bank Investors.

        Section 9.6. Credit Decision; Disclosure of Information by the Agent. Each Bank Investor and the Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower, the Master Servicer, the Back-up Servicer, the Originator, any Eligible Originator, the Depositor or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank Investor or the Lender as to any matter, including whether the Agent-Related Persons have disclosed material information in their possession. Each Bank Investor and the Lender, including any Bank Investor by assignment, represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, the Master Servicer, the Back-up Servicer, the Originator, each Eligible Originator, the Depositor or their respective Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Loan Agreement and to extend credit to the Borrower hereunder. Each Bank Investor and the Lender also represents that it shall, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Loan Agreement and the other Operative Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, the Master Servicer, the Back-up Servicer, each Eligible Originator, the Depositor or the Originator. Except for notices, reports and other documents expressly herein required to be furnished to the Bank Investors and the Lender by the Agent herein, the Agent shall not have any duty or responsibility to provide any Investor with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, the Master Servicer, the Back-up Servicer, the Originator, each Eligible Originator, the Depositor or their respective Affiliates which may come into the possession of any of the Agent-Related Persons.

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        Section 9.7.    Indemnification of the Agent. Whether or not the
transactions contemplated hereby are consummated, the Bank Investors shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Amounts incurred by it; provided, however, that no Bank Investor shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Amounts resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Majority Investors shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Bank Investor shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney's fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Loan Agreement, any other Operative Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 9.7 shall survive payment of all Aggregate Unpaids and the resignation or replacement of the Agent.

        Section 9.8. Agent in Individual Capacity. SunTrust Capital Markets, Inc. (and any successor acting as Agent) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any of the Borrower, the Originator, any Eligible Originator, the Depositor, the Master Servicer and the Back-up Servicer or any of their Subsidiaries or Affiliates as though SunTrust Capital Markets, Inc. were not the Agent or a Bank Investor hereunder and without notice to or consent of the Lender or the Bank Investors. The Bank Investors acknowledge that, pursuant to such activities, SunTrust Capital Markets, Inc. or its Affiliates may receive information regarding the Borrower, the Originator, the Master Servicer, each Eligible Originator, the Depositor or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Commitment, SunTrust Capital Markets, Inc. (and any successor acting as Agent) in its capacity as a Bank Investor hereunder shall have the same rights and powers under this Loan Agreement as any other Bank Investor and may exercise the same as though it were not the Agent or a Bank Investor, and the term "Bank Investor" or "Bank Investors" shall, unless the context otherwise indicates, include the Agent in its individual capacity.

        Section 9.9. Resignation of Agent. The Agent may resign as Agent upon thirty (30) days' notice to the Borrower, the Bank Investors and the Lender. If the Agent resigns under this Loan Agreement, the Majority Investors shall appoint, with the consent of the Borrower, which consent shall not unreasonably be withheld, from among the Bank Investors a successor agent for the Bank Investors. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Bank Investors a successor agent from among the Bank Investors and, with the consent of the Borrower, which consent shall not unreasonably be withheld. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring

Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section
9.9 and Sections 9.3 and 9.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Loan Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Bank Investors shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Investors appoint a successor agent as provided for above.

        Section 9.10. Payments by the Agent. Unless specifically allocated to a Bank Investor pursuant to the terms of this Loan Agreement, all amounts received by the Agent on behalf of the Bank Investors shall be paid by the Agent to the Bank Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) pro rata in accordance with their respective outstanding funded portions of the Net Investment on the Business Day received by the Agent, unless such amounts are received after 12:00 Noon (New York City time) on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Bank Investors on such Business Day, but, in any event, shall pay such amounts to the Bank Investors not later than the following Business Day.

        Section 9.11.   Notification by Agent.

        The Agent agrees, upon its receipt of notice of a Facility Termination Date described in clause (b), (d) or (e) of the definition thereof, to promptly notify the Borrower of any such occurrence; provided, however, that no failure to give or any delay in giving such notice shall affect the occurrence of the Facility Termination Date.

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